                                                                  EXECUTION COPY

             STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                 AURORA LOAN SERVICES INC., as Master Servicer,

                                       and

                                 CITIBANK, N.A.,
                                   as Trustee

                           ---------------------------

                                 TRUST AGREEMENT

                          Dated as of November 1, 2004

                          ---------------------------

                     STRUCTURED ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-22

                                                           TABLE OF CONTENTS

                                       i

                                       ii

         Section 9.02.         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions
                               Insurance Policy ................................................................98

         Section 9.03.         Master Servicer's Financial Statements and Related Information. 99

         Section 9.04.         Power to Act; Procedures.........................................................99

         Section 9.05.         Servicing Agreements Between the Master Servicer and Servicers; Enforcement of

         Section 9.13.         Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee        106

                                      iii

         Section 10.03.        Indemnification with Respect to Certain Taxes and Loss of

                                       iv

Exhibits

Exhibit A         Forms of Certificates
Exhibit B-1       Form of Initial Certification
Exhibit B-2       Form of Interim Certification
Exhibit B-3       Form of Final Certification
Exhibit B-4       Form of Endorsement
Exhibit C         Request for Release of Documents and Receipt
Exhibit D-l       Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2       Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E         List of Servicing Agreements
Exhibit F         Form of Rule 144A Transfer Certificate
Exhibit G         Form of Purchaser's Letter for Institutional Accredited
                  Investors
Exhibit H         Form of ERISA Transfer Affidavit
Exhibit I         Monthly Remittance Advice
Exhibit J         Monthly Electronic Data Transmission
Exhibit K         Custodial Agreements
Exhibit L         [RESERVED]
Exhibit M         [RESERVED]
Exhibit N-1       Form of Transfer Certificate for Transfer from Restricted
                  Global Security to Regulation S Global Security pursuant
                  to Section 3.03(h)(B)
Exhibit N-2       Form of Transfer Certificate for Transfer from Regulation S
                  Global Security to Restricted Global Security pursuant to
                  Section 3.03(h)(C)
Exhibit O         [Reserved]
Exhibit P         [Reserved]
Exhibit Q         Form Certification to be Provided to Depositor and/or Master
                  Servicer by the Trustee

Mortgage Loan Schedule

Schedule A        All Mortgage Loans

                                       v

         This TRUST AGREEMENT, dated as of November 1, 2004 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), AURORA LOAN SERVICES INC., as master servicer
(the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans from Lehman Brothers
Holdings Inc. (the "Seller") and at the Closing Date is the owner of the
Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the
Certificates from the Trust Fund, as consideration for its transfer to the Trust
Fund of the Mortgage Loans and the other property constituting the Trust Fund.
The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the
Depositor, the Master Servicer and the Trustee herein with respect to the
Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that the Trust Fund
(exclusive of amounts payable in respect of the Class E and Class P
Certificates) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a "REMIC" or, in the alternative,
REMIC 1, REMIC 2 and REMIC 3, (REMIC 3 also being referred to herein as the
"Upper Tier REMIC")). As is described in Section 10.01 hereof, the Trust Fund will also be treated for federal income tax purposes as including three grantor trusts. Each Certificate, other than the Class A2, Class A3, Class E, Class P and Class R Certificates, and each of the Class A2 REMIC Interest and Class A3
REMIC Interest represents a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2 and REMIC 3 for purposes of the REMIC Provisions. The Upper Tier REMIC shall hold as assets the several classes of uncertificated REMIC 2 Regular Interests. Each REMIC 2
Regular Interest is hereby designated as a regular interest in REMIC 2. REMIC 2 shall hold as assets the several classes of uncertificated REMIC 1 Regular
Interests. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as assets all property of the Trust Fund other than the REMIC 1 Interests, the REMIC 2 Interests, the REMIC 3 Interests
and the grantor trusts described in Section 10.01 herein.

         REMIC 1

         The following table specifies the class designation, interest rate, principal amount and Corresponding Certificates for each class of REMIC 1
Interests:

    REMIC 1                            Pass-Through         Corresponding
 REMIC Interest    Initial Balance         Rate              Certificates
 --------------    ---------------         ----              ------------
    LT1-A1          $31,000,000.00          (1)                  N/A
    LT1-A2         $122,348,000.00          (1)                  N/A
    LT1-Z          $153,348,000.00          (1)                  N/A
    LT1-1R                 $100.00          (1)                   R
    LT1-B1          $11,938,000.00          (1)                   B1
    LT1-B2           $1,613,000.00          (1)                   B2
    LT1-B3             $806,000.00          (1)                   B3
    LT1-B4             $806,000.00          (1)                   B4
    LT1-B5             $484,000.00          (1)                   B5
    LT1-B6             $325,669.00          (1)                   B6
    LT1-R                    (2)            (2)                  N/A

-------------------

         (1) For any Distribution Date, the interest rate for each of the Class
LT1-A1 Interest, the Class LT1-A2 Interest, the Class LT1-Z Interest, the Class
LT1-1R Interest, the Class LT1-B1 Interest, the Class LT1-B2 Interest, the Class
LT1-B3 Interest, the Class LT1-B4 Interest, the Class LT1-B5 Interest and the
Class LT1-B6 Interest shall be a per annum rate equal to the Net WAC for such
Distribution Date.

         (2) The Class LT1-R Interest shall represent the sole class of residual interest in REMIC 1. The Class LT1-R Interest will not have a principal amount or an interest rate. The Class LT1-R Interest shall be represented by the Class
R Certificate.

         All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (exclusive of amounts payable in respect of the Class E and Class P Certificates) received from the Mortgage Loans shall be paid to the
REMIC 1 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LT1-R Interest.

                  On each Distribution Date, each REMIC 1 Regular Interest that has a class of Corresponding Certificates shall be allocated payments of scheduled principal, prepayments, loss reimbursements, increases in principal amounts pursuant to the proviso in the definition of "Certificate Principal
Amount", losses and shortfalls in the same amounts as such items are allocated to such class of Corresponding Certificates.

         Further,

         (i) if, on any Distribution Date, a principal payment or loss allocation reduces the Certificate Principal Amount of the Class A1 Certificates
without a corresponding accrual and increase in the Certificate Principal Amount of the Class A3 Certificates, then an amount equal

to 50% of such principal payment or loss allocation shall be deemed paid or allocated to each of the Class LT1-A1 Interest and the Class LT1-Z Interest in
reduction of their principal amounts;

         (ii) if, on any Distribution Date, a principal payment reduces the
Certificate Principal Amount of the Class A1 Certificates and is accompanied by a corresponding accrual and increase in the Certificate Principal Amount of the
Class A3 Certificates, then (x) an amount equal to 50% of such principal payment shall be deemed paid to the Class LT1-A1 Interest in reduction of its principal amount and (y) an amount equal to 50% of such payment shall accrue and be added to the principal amount of the Class LT1-Z Interest;

         (iii) if, on any Distribution Date, a principal payment or loss allocation reduces the Certificate Principal Amount of the Class A2 Certificates
without a corresponding accrual and increase in the Certificate Principal Amount of the Class A3 Certificates, then an amount equal to 50% of such principal payment or loss allocation shall be deemed paid or allocated to each of the
Class LT1-A2 Interest and the Class LT1-Z Interest in reduction of their principal amounts;

         (iv) if, on any Distribution Date, a principal payment reduces the
Certificate Principal Amount of the Class A2 Certificates and is accompanied by a corresponding accrual and increase in the Certificate Principal Amount of the
Class A3 Certificates, then (x) an amount equal to 50% of such principal payment shall be deemed paid to the Class LT1-A2 Interest in reduction of its principal amount and (y) an amount equal to 50% of such payment shall accrue and be added to the principal amount of the Class LT1-Z Interest;

         (v) if, on any Distribution Date, a principal payment reduces the
Certificate Principal Amount of the Class A3 Certificates, then an amount equal to such principal payment shall be deemed paid to the Class LT1-Z Interest in reduction of its principal amount;

         (vi) if, on any Distribution Date, the Class A1 Certificates receive amounts in respect of unreimbursed of losses, the Class LT1-A1 Interest and the
Class LT1-Z Interest shall each be deemed to receive 50% of such amounts;

         (vii) if, on any Distribution Date, the Class A2 Certificates receive amounts in respect of unreimbursed of losses, the Class LT1-A2 Interest and the
Class LT1-Z Interest shall each be deemed to receive 50% of such amounts;

         (viii) if, on any Distribution Date, the Class A3 Certificates receive amounts in respect of unreimbursed of losses, the Class LT1-Z Interest shall be deemed to receive 100% of such amounts;

         (ix) if, on any Distribution Date, the Certificate Principal Amount of
the Class A1 Certificates is increased as a result of the proviso in the definition of Certificate Principal Amount, then the principal amount of each of the Class LT1-A1 Interest and the Class LT1-Z Interest shall be increased by an amount equal to 50% of the amount of such increase in the Certificate Principal
Amount of the Class A1 Certificates;

         (x) if, on any Distribution Date, the Certificate Principal Amount of
the Class A2 Certificates is increased as a result of the proviso in the definition of Certificate Principal

Amount, then the principal amount of each of the Class LT1-A2 Interest and the
Class LT1-Z Interest shall be increased by an amount equal to 50% of the amount of such increase in the Certificate Principal Amount of the Class A2
Certificates; and

         (xi) if, on any Distribution Date, the Certificate Principal Amount of
the Class A3 Certificates is increased as a result of the proviso in the definition of Certificate Principal Amount, then the principal amount of the
Class LT1-Z Interest shall be increased by an amount equal to the amount of such increase in the Certificate Principal Amount of the Class A3 Certificates.

         REMIC 2

         The following table specifies the class designation, interest rate, principal amount and Corresponding Certificates for each class of REMIC 2
Interests:

        REMIC 2                              Pass-Through     Corresponding
     REMIC Interest      Initial Balance         Rate          Certificates
     --------------      ---------------         ----          ------------
       LT2-A1            $62,000,000.00          (1)               A1
       LT2-A2           $244,696,000.00          (2)               A2
       LT2-A3                     $0.00          (3)               A3
       LT2-1R                   $100.00          (4)               R
       LT2-B1            $11,938,000.00          (4)               B1
       LT2-B2             $1,613,000.00          (4)               B2
       LT2-B3               $806,000.00          (4)               B3
       LT2-B4               $806,000.00          (4)               B4
       LT2-B5               $484,000.00          (4)               B5
       LT2-B6               $325,669.00          (4)               B6
       LT2-R                      (5)            (5)              N/A

---------------------------

         (1) For any Distribution Date on or prior to the First Auction
Distribution Date, the interest rate for the Class LT2-A1 Interest shall be a per annum rate equal to the Net WAC for such Distribution Date minus 1.03%
(provided, however, that such interest rate shall be subject to a floor of 3.83%
per annum); and for each Distribution Date after the First Auction Distribution
Date, the interest rate for the Class LT2-A1 Interest shall be a per annum rate equal to 3.83%.

         (2) For any Distribution Date on or prior to the First Auction
Distribution Date, the interest rate for the Class LT2-A2 Interest shall be a per annum rate equal to the Net WAC for such Distribution Date; and for each
Distribution Date after the First Auction Distribution Date, the interest rate for the Class LT2-A1 Interest shall be a per annum rate equal to the lesser of
(i) 3.83% and (ii) the Net WAC for such Distribution Date.

         (3) For any Distribution Date, the Class LT2-A3 Interest shall accrue interest at a rate equal to the Class A3 REMIC Interest Rate for such
Distribution Date on a notional amount equal to the aggregate principal balances of the Class LT1-A1 Interest, the Class LT1-A2 Interest and the Class LT1-Z
Interest immediately prior to such Distribution Date. For federal income tax purposes, the Class LT2-A3 Interest shall represent the right to a
"specified portion" (within the meaning of the REMIC Provisions) of the interest on the Class LT1-A1 Interest, the Class LT1-A2 Interest and the Class LT1-Z
Interest.

         (4) For any Distribution Date, the interest rate for each of the Class
LT2-1R Interest, the Class LT2-B1 Interest, the Class LT2-B2 Interest, the Class
LT2-B3 Interest, the Class LT2-B4 Interest, the Class LT2-B5 Interest and the
Class LT2-B6 Interest shall be a per annum rate equal to the Net WAC for such
Distribution Date.

         (5) The Class LT2-R Interest shall represent the sole class of residual interest in REMIC 2. The Class LT2-R Interest will not have a principal amount or an interest rate. The Class LT2-R Interest shall be represented by the Class
R Certificate.

         All payments received on the REMIC 1 Regular Interests shall be paid to the REMIC 2 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LT2-R Interest.

                  On each Distribution Date, each REMIC 2 Regular Interest shall be allocated payments of scheduled principal, prepayments, loss reimbursements, increases in principal amounts pursuant to the proviso in the definition of
"Certificate Principal Amount" and losses in the same amounts as such items are allocated to its class of Corresponding Certificates. The principal amount of the Class LT2-A3 Interest shall be increased for accrued but unpaid interest in the same amount that the principal amount of the Class A3 Certificates is increased for accrued but unpaid interest. If, on any Distribution Date, the
Class A1 or Class A2 Certificates receive a payment in respect of principal out of interest accrued on but unpaid to the Class A3 Certificates, then the Class
LT2-A1 Interest or Class LT2-A2 Interest, as the case may be, shall be allocated a payment of an equal amount in respect of principal out of interest accrued on but unpaid to the Class LT3-A3 Interest.

         Upper Tier REMIC

         The following table specifies the Class designation, Certificate
Interest Rate, initial Class Principal Amount or Class Notional Amount, and minimum denomination (by dollar amount or Percentage Interest) for each Class of
Certificates representing the interests in the Trust Fund created hereunder.
Each Certificate (other than the Class A2, Class A3, Class P, Class E and Class
R Certificates) and each of the Class A2 REMIC Interest and Class A3 REMIC
Interest represents a regular interest in the Upper Tier REMIC (or REMIC 3) for purposes of the REMIC provisions.

                                        5

                                          Initial Class           Minimum
                                         Principal Amount      Denomination or
                        Certificate          or Class             Minimum
Class Designation      Interest Rate      Notional Amount    Percentage Interest
-----------------      -------------      ---------------    -------------------

Class A1                 3.83%(1)          $62,000,000             $25,000
Class A2                 4.86%(2)         $244,696,000             $25,000
Class A3               Variable(3)               $0(3)                 25%
Class AIO               Variable(4)    $306,696,000(4)          $1,000,000
Class B1                Variable(5)        $11,938,000            $100,000
Class B2                Variable(5)         $1,613,000            $100,000
Class B3                Variable(5)           $806,000            $100,000
Class B4                Variable(5)           $806,000            $250,000
Class B5                Variable(5)           $484,000            $250,000
Class B6                Variable(5)           $325,669            $250,000
Class R                Variable(5)                $100                $100
Class E                    (6)                     (6)                 10%
Class P                    (7)                     (7)                100%

---------------------------

(1)  For any Distribution Date, the Certificate Interest Rate on the Class A1
     Certificates shall be a per annum rate equal to the interest rate specified above.

(2)  The Certificate Interest Rate on the Class A2 Certificates for each
     Distribution Date on or prior to the First Auction Distribution Date shall be a per annum rate equal to interest rate specified above subject to a maximum rate equal to the Available Funds Cap for such Distribution Date.
     Following the First Auction Distribution Date and if the Minimum Call Price
     is not received, the Certificate Interest Rate for the Class A2
     Certificates for each Distribution Date thereafter will be an annual rate equal to 5.36% subject to a maximum rate equal to the Available Funds Cap.
     Following the First Auction Distribution Date and if the Minimum Call Price
     is received, the Certificate Interest Rate for the Class A2 Certificates
     will be a per annum rate equal to the Net WAC for each succeeding
     Distribution Date. See Section 10.01 hereof for the characterization of the
     Class A2 Certificates for federal income tax purposes.

(3)  For any Distribution Date, the Class A3 Certificates will be entitled to an amount equal to the greater of (1) $0.00 and (2)(A) the amount of interest accruing during the related Due Period at a per annum rate equal to the Net
     WAC on the Mortgage Loans (exclusive of any interest accruing on the
     Mortgage Loans payable to the Subordinate Certificates) less (B) the total interest accrued for the related Accrual Period on the Class R, Class A1,
     Class A2 and Class AIO Certificates. However, such interest distribution amounts will be paid to the Class A1 and Class A2 Certificates as described herein. The Class Principal Amount of the Class A3 Certificates will be increased on each Distribution Date by an amount equal to the interest accrued on the Class A3 Certificates for such Distribution Date to the extent such interest was distributed as principal as described in the preceding sentence. Following the Distribution Date on which the Minimum
     Call Price is received and after the Class Principal Amount of the Class A2
     Certificates has been reduced to zero, amounts otherwise distributable to the Class A3 Certificates shall be distributed to the Class A2 Certificates until the Class Principal Amount of the Class A3 Certificates has been reduced to zero. See Section 10.01 hereof for the characterization of the
     Class A3 Certificates for federal income tax purposes.

(4)  The Class AIO Certificates will bear interest each Distribution Date on or prior to the First Auction Distribution Date at an annual rate equal to the greater of (i) 0.00% per annum and (ii) the excess of (a) the Net WAC over
     (b) the Class A2 Certificate Interest Rate. Beginning with the Distribution
     Date following the First Auction Distribution Date, the Class AIO
     Certificates will not be entitled to distributions of any kind. The Class
     Notional Amount of the Class AIO Certificates for each Distribution Date up to and including the First Auction Distribution Date shall equal the Class
     Principal Amount of the Class A1 and Class A2 Certificates immediately prior to such Distribution Date. Following the First Auction Distribution
     Date, the Class AIO Certificates shall

     have a Class Notional Amount of zero. For federal income tax purposes, the
     Class AIO Certificates shall represent the right to the interest accrued on each of the Class LT2-A1 Interest and the Class LT2-A2 Interest in excess of the interest accrued thereon at 4.86% per annum.

(5)  For any Distribution Date, the Class R, Class B1, Class B2, Class B3, Class
     B4, Class B5 and Class B6 Certificates shall bear interest at a per annum rate equal to the Net WAC.

(6)  For any Distribution Date, the Class E Certificates will be entitled to receive a portion of excess interest equal to 0.25% per annum generated by any Employee Mortgage Loan if the related borrower ceases to be an employee of the Underwriter or its affiliates.

(7)  The Class P Certificates will be entitled to receive the Class P
     Distributable Amount on each Distribution Date.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled
Principal Balance of $322,668,769.23.

                                   ARTICLE I

                                   DEFINITIONS

             Section 1.01.     Definitions.

         The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accretion Directed Certificate:  None.

         Accretion Termination Date:  Not applicable.

         Accrual Amount:  Not applicable.

         Accrual Certificate:  None.

         Accrual Component:  None.

         Accrual Period: With respect to any Distribution Date and any Class of
Certificates (other than the Class A1 Certificates), the calendar month immediately preceding the month in which such Distribution Date occurs. In the case of the Class A1 Certificates, the period from and including the preceding
Distribution Date (or from November 30, 2004) in the case of the first
Distribution Date) to and including the day prior to such Distribution Date.

         Accrued Certificate Interest: As to any Class of Certificates (other than the Class A3, Class E and Class P Certificates) and any Distribution Date,
the product of (i) the Certificate Interest Rate for such Class of Certificates and (ii) the Class Principal Amount (or Class Notional Amount in the case of the
Class AIO Certificates) of such Class of Certificates immediately preceding such
Distribution Date, as reduced by such Class's share of (a) the interest portion of any Excess Losses for such Distribution Date and (b) the interest portion of any Relief Act Reduction for such Distribution Date, in each case allocable among the Senior Certificates and the Subordinate Certificates pro rata based on the Accrued Certificate Interest otherwise distributable thereto; provided, however, that with respect to the Class A3 Certificates, Accrued Certificate
Interest will be the amount of interest accrued during the related Accrual
Period as described in the Preliminary Statement subject to the reductions described herein.

         Interest shall accrue on the basis of a 360-day year comprising twelve
30-day months.

         Act:  As defined in Section 3.03(c).

         Additional Collateral:  None.

         Advance: An advance of the aggregate of payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Due
Period and not received as of the close of business on the related Determination
Date, required to be made by or on behalf of the Master Servicer and the related
Servicer (or by the Trustee, as successor Master Servicer) pursuant to Section
5.04.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         Aggregate Certificate Insurance Premium:  None.

         Aggregate Principal Balance: The aggregate of the Scheduled Principal
Balances for all Mortgage Loans at any date of determination.

         Aggregate Subordinate Percentage:  Not applicable.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         AP Deferred Amount:  Not applicable.

         AP Percentage:  Not applicable.

         AP Principal Distribution Amount:  Not applicable.

         Apportioned Principal Balance:  Not applicable.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage
Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more

blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Auction Administrator: The Trustee or its agent who shall solicit bids from third-party bidders for purchase of the Callable Certificates.

         Auction Distribution Date: Every third Distribution Date (until the
Minimum Call Price is received by the Auction Administrator) following the First
Auction Distribution Date in the event that the Minimum Call Price is not received on such First Auction Distribution Date.

         Aurora: Aurora Loan Services Inc. or its successor in interest, in its capacity as a Servicer.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         Available Distribution Amount: On any Distribution Date, the sum of the
following amounts:

              (i) the total amount of all cash received by the Master Servicer through the Remittance Date immediately preceding such Distribution
         Date applicable to each Servicer and deposited with the Trustee by the
         Master Servicer by the Deposit Date for such Distribution Date on the
         Mortgage Loans (including proceeds of any Insurance Policy and any other credit support relating to the Mortgage Loans and including any
         Subsequent Recovery or recoveries through liquidation of any REO
         Property), plus all Advances made by the Master Servicer or any
         Servicer (or the Trustee in its capacity as successor master servicer)
         for such Distribution Date, any Compensating Interest Payment for such date and any amounts paid by any Servicer in respect of Prepayment
         Interest Shortfalls in respect of the Mortgage Loans for such date, any proceeds of any purchase of a Mortgage Loan and any Prepayment Penalty
         Amounts with respect to the Mortgage Loans for which the Seller own the servicing rights, but not including:

                   (A) all amounts distributed pursuant to Section 5.02 on prior
              Distribution Dates;

                   (B) all Scheduled Payments of principal and interest
              collected but due on a date subsequent to the related Due Period;

                   (C) all Principal Prepayments received or identified by the applicable Servicer after the applicable Prepayment Period
              (together with any interest payments received with such
              prepayments to the extent that they represent the payment of interest accrued on the Mortgage Loans for the period subsequent to the applicable Prepayment Period);

                                       10

                   (D) any other unscheduled collection, including Net
              Liquidation Proceeds, Subsequent Recoveries and Insurance
              Proceeds, received by the Master Servicer after the applicable
              Prepayment Period;

                   (E) all fees and amounts due or reimbursable to the Master
              Servicer, the Trustee, a Custodian or any Servicer pursuant to the terms of this Agreement, a Custodial Agreement or the applicable
              Servicing Agreement;

                   (F) any Prepayment Penalty Amounts with respect to Mortgage
              Loans for which the Seller does not hold the servicing rights;

                   (G) any Prepayment Interest Excess; and

                   (H) such portion of each payment in respect of interest
              representing Retained Interest, if any; and

              (ii) any other payment made by the Master Servicer, any Servicer, the Seller, the Depositor, or any other Person with respect to such
         Distribution Date (including the Purchase Price with respect to any
         Mortgage Loan purchased by the Seller, the Depositor or any other
         Person and any related Substitution Amount).

         Available Funds Cap: On each Distribution Date up to but excluding the
Distribution Date following the date on which the Minimum Call Price is received will be a rate equal to the sum of the Class Principal Amount of the Class A2
and Class A3 Certificates multiplied by the Net WAC and divided by the Class
Principal Amount of the Class A2 Certificates.

         Average Rate:  Not applicable.

         AX Mortgage Loans:  None.

         Balloon Mortgage Loan:  None.

         Balloon Payment:  Not applicable.

         Bankruptcy: With respect to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Coverage Termination Date: The Distribution Date on which the Bankruptcy Loss Limit has been reduced to zero (or less than zero).

         Bankruptcy Loss Limit: As of the Cut-off Date, $200,000 which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the Certificates.

                                       11

         Bankruptcy Losses: With respect to the Mortgage Loans, losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative
Property.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing
Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such
Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the
Closing Date, all of the Classes of Certificates listed in the table in the
Preliminary Statement, other than the Class P, Class E and Class R Certificates, constitute Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Colorado or New York, New York, or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the applicable
Servicing Agreement, are authorized or obligated by law or executive order to be closed.

         Callable Certificates: The Class A2 Certificates.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Insurance Premium:  None.

         Certificate Insurer:  None.

         Certificate Insurer Default:  Not applicable.

         Certificate Interest Rate: With respect to each Class of Certificates
(other than the Class P and Class E Certificates), the applicable per annum rate specified or determined as provided in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and with respect to Certificates other than
Book-Entry Certificates, the Holder.

                                       12

         Certificate Principal Amount: With respect to any Certificate (other than a Class E or Class P Certificate or a Notional Certificate), at the time of determination, the maximum specified dollar amount of principal to which the
Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less the amount of all principal distributions previously made with respect to such
Certificate, all Realized Losses allocated to such Certificate, and, in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount
allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss or any
Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses or any Subordinate Certificate Writedown
Amount which have not been previously increased by any Subsequent Recovery and
(ii) the total amount of any Subsequent Recovery distributed on such date to
Certificateholders after application (for this purpose) to any more senior
Classes of Certificates on such Distribution Date. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal
Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal
Amounts. Notwithstanding anything to the contrary herein, the Certificate
Principal Amount of the Class A3 Certificates will be increased on each
Distribution Date by an amount equal to the interest accrued on the Class A3
Certificates to the extent such interest was distributed as principal to the
Class A1 or Class A2 Certificates in reduction of their Certificate Principal
Amounts as described herein.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder:  The meaning provided in the definition of "Holder."

         Class: All Certificates bearing the same class designation, and, in the case of REMIC 1, REIMC 2 or REMIC 3, all interests therein bearing the same designation.

         Class A2 REMIC Interest: An uncertificated regular interest in the
Upper Tier REMIC represented by the Class A2 Certificates with an initial principal amount equal to the initial Certificate Principal Amount of the Class
A2 Certificates. For each Distribution Date through the First Auction
Distribution Date, the interest rate for the Class A2 REMIC Interest shall be a per annum rate equal to the lesser of (i) 4.86% and (ii) the Net WAC for such
Distribution Date. For each Distribution Date after the First Auction
Distribution Date, the interest rate for the Class A2 REMIC Interest shall be a per annum rate equal to the lesser of (i) 5.36% and (ii) the Net WAC for such
Distribution Date.

         Class A3 REMIC Interest: An uncertificated regular interest in the
Upper Tier REMIC represented by the Class A3 Certificates with an initial principal amount equal to the initial

                                       13

Certificate Principal Amount of the Class A3 Certificates. For each Distribution
Date, the Class A3 REMIC Interest shall accrue interest at a per annum rate equal to the Class A3 REMIC Interest Rate on a notional amount equal to the aggregate principal balances of the Class LT1-A1 Interest, the Class LT1-A2
Interest and the Class LT1-Z Interest immediately prior to such Distribution
Date (such amount of interest representing 100 percent of the interest accrued on the Class LT2-A3 Interest).

         Class A3 REMIC Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Class LT1-A1 Interest, the Class LT1-A2
Interest and the Class LT1-Z Interest over (b) two times the weighted average of the interest rates on the Class LT1-A1 Interest, the Class LT1-A2 Interest and
the Class LT1-Z Interest (treating for purposes of this clause (b) the interest rate on the Class LT1-A1 Interest as being capped at the interest rate of the
Class LT2-A1 Interest, the interest rate on the Class LT1-A2 Interest as being capped at the interest rate of the Class LT2-A2 Interest, and interest rate on the Class LT1-Z Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Class LT1-A1 Interest, the Class LT1-A2 Interest and the Class
LT1-Z Interest immediately prior to any date of determination.

         Class B Certificate: Any Class B1, Class B2, Class B3, Class B4, Class
B5 and Class B6 Certificate.

         Class E Certificate: The Class E Certificate executed by the Trustee and authenticated by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing beneficial ownership of the Class E
Distributable Amount.

         Class E Distributable Amount: With respect to each Distribution Date, interest received on each Employee Mortgage Loan with respect to which the mortgagor has ceased to be eligible for the Employee Discount Rate, at a per annum rate equal to 0.25%.

         Class Notional Amount: With respect to each Class of Notional
Certificates the applicable class notional amount calculated as provided in the
Preliminary Statement hereto.

         Class P Certificates: The Class P Certificates executed by the Trustee and authenticated by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing beneficial ownership of the Class P
Distributable Amount.

         Class P Distributable Amount: With respect to each Distribution Date, all Prepayment Penalty Amounts received during the related Prepayment Period with respect to Mortgage Loans for which the Seller holds the servicing rights.

         Class Percentage: With respect to each Class of Subordinate
Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution
Date by the sum of the Class Principal Amounts of all Certificates immediately prior to such date.

         Class Principal Amount: With respect to each Class of Certificates other than the Class P and Class E Certificates and the Notional Certificates,
the aggregate of the Certificate Principal Amounts of all Certificates of such
Class at the date of determination. With respect to each Class of Notional
Certificates, zero.

                                       14

         Class R-1 Interest:  Not applicable.

         Class R-2 Interest:  Not applicable.

         Clearing Agency: An organization registered as a "clearing agency"
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing
Agency.

         Clearstream: Clearstream Banking S.A., Luxembourg, and any successor thereto.

         Closing Date:  December 15, 2004.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

         Commission: As defined in Section 6.20(a).

         Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The
Master Servicer shall not be responsible to make any Compensating Interest
Payment.

         Component:  Not applicable.

         Component Certificate:  None.

         Component Interest Rate:  Not applicable.

         Component Notional Amount:  Not applicable

         Component Principal Amount:  Not applicable

         Component Writedown Amount:  Not applicable.

         Control:  The meaning specified in Section 8-106 of the UCC.

         Converted Mortgage Loan:  None.

         Convertible Mortgage Loan:  None.

                                       15

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which
Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a
Proprietary Lease.

         Cooperative Loan Documents: As to any Cooperative Loan, (i) the
Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement
(or a blanket assignment of all Recognition Agreements) endorsed in blank; (v)
the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the
Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         Cooperative Property: The real property and improvements owned by the
Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares:  Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single-family dwelling located in a Cooperative
Property.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which on the date hereof, (i) for certificate transfer purposes and for purposes of presentment and surrender of the Certificates for the final distributions thereon is located at Citibank, N.A., 111 Wall Street, 15th Floor,
New York, New York 10005, Attention: 15th Floor Window and (ii) for all other purposes is located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New
York, New York 10013, Attention: Citibank Agency & Trust (SASCO 2004-22).

         Corresponding Certificates: With respect to any class of REMIC 1
Interests, the Class of Certificates so designated in the Preliminary Statement hereto. With respect to any class of REMIC 2 Interests, the Class of
Certificates so designated in the Preliminary Statement hereto.

         Corresponding Class:  Not applicable.

         Corresponding Component:  Not applicable.

         Credit Score: With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

                                       16

         Credit Support Depletion Date: The Distribution Date on which, giving effect to all distributions on such date, the aggregate Certificate Principal
Amount of the Subordinate Certificates is reduced to zero.

         Credit Support Percentage: As to any Class of Subordinate Certificates
and any Distribution Date, the sum of the Class Percentages of all Classes of
Certificates that rank lower in priority than such Class without giving effect to distributions on such Distribution Date.

         Custodial Agreement: Each custodial agreement identified on Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a
Custodial Agreement, and any successor thereto. The initial custodians shall be
U.S. Bank National Association and LaSalle Bank National Association.

         Cut-off Date:  November 1, 2004.

         Cut-off Date Aggregate Principal Balance: With respect to the Mortgage
Loans in the Trust Fund on the Closing Date, the aggregate principal balance for all such Mortgage Loans as of the Cut-off Date after giving effect to Scheduled
Payments due on or prior to such date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any
Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

         Deceased Holder:  Not applicable.

         Deferred Interest:  Not applicable.

         Deficiency Amount:  Not applicable.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the
Trust Fund pursuant to the terms hereof or as to which one or more Qualifying
Substitute Mortgage Loans are substituted therefor.
         Deposit Date: With respect to each Distribution Date, the third
Business Day immediately preceding such Distribution Date.

         Depositor: Structured Asset Securities Corporation, a Delaware
corporation having its principal place of business in New York, or its successors in interest.

                                       17

         Designated Rate:  Not applicable.

         Determination Date: With respect to each Distribution Date, the
Remittance Date immediately preceding such Distribution Date.

         Discount Mortgage Loan:  Not applicable.

         Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code or any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination.

         Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in December
2004.

         Due Date: With respect to any Mortgage Loan, the date on which a
Scheduled Payment is due under the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating
Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the
Trustee and the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of
         America or any agency or instrumentality of the United States of
         America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                  (ii) federal funds, or demand and time deposits in,
         certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of

                                       18

         the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating
         Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct
         Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection
         Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of
         America or any state thereof which have a credit rating from each
         Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be
         Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                  (v) commercial paper (including both non interest-bearing
         discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

                  (vi) a Qualified GIC;

                  (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities
         (which obligations are backed by the full faith and credit of the
         United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (viii) any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating
         Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates and has a short term rating of at least "A-1" or its equivalent by each Rating Agency. Such investments in this

                                       19

         subsection (viii) may include money market mutual funds or common trust funds, including any other fund for which the Citibank N.A.
         ("Citibank"), the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) Citibank, the
         Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) Citibank, the
         Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z)
         services performed for such funds and pursuant to this Agreement may converge at any time. Citibank or an affiliate thereof is specifically authorized to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that (x) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii)
both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations and (y) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the
Code.

         Employee Discount Rate: A rate equal to 0.25% per annum that represents a reduction in the mortgage interest rate that would have otherwise applied to an Employee Mortgage Loan but for the status of the mortgagor as an employee of the Underwriter or any one of its affiliates, which discount ceases to apply under the terms of an Employee Mortgage Loan if the mortgagor is no longer employed by the Underwriter or one of its affiliates. The Master Servicer shall provide written notice to the Trustee in the event that the Employee Rate
Discount Rate ceases to apply to an Employee Mortgage Loan.

         Employee Mortgage Loan: Any Mortgage Loan made to an employee of the
Underwriter or any one of its affiliates.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an
Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class A2, Class A3, Class R, Class P,
Class E, Class B4, Class B5 or Class B6 Certificate or any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's
Exemption.

         Escrow Account: Any account established and maintained by the applicable Servicer pursuant to the applicable Servicing Agreement.

         Euroclear: JPMorgan Chase Bank, Brussels office, as operator of the
Euroclear System.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

                                       20

         Excess Interest: On any Distribution Date up to and including the
Distribution Date in the month in which the Minimum Call Price is received, for the Class A2 Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Certificate Interest Rate over (2) the amount of interest such Class of
Certificates would have been entitled to receive on such Distribution Date had the Certificate Interest Rate for such Class been the Net WAC.

         Excess Loss: Any Bankruptcy Loss, or portion thereof, in excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC or Freddie Mac: The Federal Home Loan Mortgage Corporation, a
corporate instrumentality of the United States created and existing under Title
III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Scheduled Distribution Date: With respect to all Certificates
(other than the Class AIO Certificates), the Distribution Date in January 2035.
With respect to the Class AIO Certificates, the First Auction Distribution Date.

         Financial Asset: The meaning specified in Section 8-102(a)(9) of the
UCC.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         First Auction Distribution Date: For the Class A2 Certificates, will be the earlier to occur of (x) the Distribution Date that occurs in December 2009 and (y) the Distribution Date on which Scheduled Principal Balance of the
Mortgage Loans has declined to less than 20% of the Cut-off Date Aggregate
Principal Balance of the Mortgage Loans.

         Fitch:  Fitch Ratings, or any successor in interest.

         FNMA or Fannie Mae: The Federal National Mortgage Association, a
federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Form 10-K Certification:  As defined in Section 6.20(a) hereof.

         Fraud Loss: Any Realized Loss on a Liquidated Mortgage Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with such Liquidated Mortgage Loan, as reported by the Servicer to the Master Servicer.

         Fraud Loss Limit: With respect to any Distribution Date (x) prior to the first anniversary of the Cut-off Date, $6,453,375 less the aggregate of
Fraud Losses since the Cut-off Date and (y)

                                       21

on the first through the fourth anniversaries of the Cut-off Date, an amount equal to (i) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate principal balance of all the Mortgage Loans as of the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Limit shall be zero.

         Global Securities: The global certificates representing the Book-Entry
Certificates.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Grantor Trust: Any of Grantor Trust I or any grantor trust described in
Section 10.01 hereof.

         Grantor Trust I: That certain "grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust I Assets.

         Grantor Trust I Assets: Amounts payable in respect of the Class P
Certificates.

         Grantor Trust Provisions: Subpart E of Subchapter J of the Code,
including Treasury regulation section 301.7701-4(c)(2).

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master
Servicer, any Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the
Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer and any Servicer in determining whether any
Certificates are registered to an Affiliate of the Depositor, the Master
Servicer or such Servicer.

         HUD: The United States Department of Housing and Urban Development, or
any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is
"independent" within the meaning of Rule 2-01(b) of the Securities and Exchange
Commission's Regulation S-X. When used with respect to any other Person, a
Person who (a) is in fact independent of another specified Person and any
Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Individual Redemption Certificate:  Not applicable.

                                       22

         Initial LIBOR Rate:  Not applicable.

         Insurance Policy: Any Primary Mortgage Insurance Policy and any
standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged
Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance
Policy, other than amounts (i) to cover expenses incurred by or on behalf of the applicable Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property, (iii)
required to be paid over to the Mortgagor pursuant to law or the related
Mortgage Note or (iv) to be applied toward payment of any Retained Interest.

         Interest Distribution Amount:  Not applicable.

         Interest Shortfall: With respect to any Class of Certificates and any
Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than any Net
Prepayment Interest Shortfalls. Accrued Certificate Interest on the Class A3
Certificates which is paid as principal to the Class A1 or Class A2 Certificates shall not be considered an Interest Shortfall.

         Intervening Assignments: The original intervening assignments of the
Mortgage, notice of transfer or equivalent instrument.

         IRS: The Internal Revenue Service.

         Latest Possible Maturity Date: The Distribution Date in January 2035.

         Lehman Bank:  Lehman Brothers Bank, FSB.

         Lehman Holdings: Lehman Brothers Holdings Inc., or any successor in interest.

         LIBOR:  Not applicable.

         LIBOR Business Day:  Not applicable.

         LIBOR Certificate:  None.

         LIBOR Component:  None.

         LIBOR Determination Date:  Not applicable.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the
Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such
Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under

                                       23

the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such
Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow
Account.

         Living Holder:  Not applicable.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

         London Business Day:  Not applicable.

         Lower Tier Interest:  Not applicable.

         Lower Tier REMIC:  Not applicable.

         Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary
Lease.

         Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Master Servicing Fee: As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

         Master Servicing Fee Rate:  0.00% per annum.

         Material Defect:  As defined in Section 2.02(c) hereof.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware
Corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

         Minimum Call Price: (A) With respect to the First Auction Distribution
Date, the sum of (1) the outstanding Class Principal Amount of the Callable
Certificates after application of all principal distributions pursuant to
Section 5.02(a)(iii) and Realized Losses pursuant to Section 5.03 on the First
Auction Distribution Date, (2) Accrued Certificate Interest on the Callable

                                       24

Certificates at the related Certificate Interest Rate from the first day of the month in which the First Auction Distribution Date occurs, up to but excluding the First Auction Distribution Date and (3) the costs and expenses incurred by the Auction Administrator (and its agents) in conjunction with the auction of the Callable Certificates and (B) with respect to any Auction Distribution Date, the sum of (1) the outstanding Class Principal Amount of the Callable
Certificates after application of all principal distributions pursuant to
Section 5.02(a)(iii) and Realized Losses pursuant to Section 5.03 on such
Auction Distribution Date, (2) Accrued Certificate Interest on the Callable
Certificates at the related Certificate Interest Rate from the first day of the month in which such Auction Distribution Date occurs, up to but excluding such
Auction Distribution Date and (3) the costs and expenses incurred by the Auction
Administrator (and its agents) in conjunction with all auctions of the Callable
Certificates.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b)
pertaining to a particular Mortgage Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage or a manufactured housing contract conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage
Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Sale Agreement: The agreement dated as of November 1,
2004, for the sale of the Mortgage Loans by Lehman Holdings to the Depositor.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of
Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the
Mortgage Loan identifying number; (ii) the city, state and zip code of the
Mortgaged Property; (iii) the original principal amount of the Mortgage Loan;
(iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; (vi) the Servicer of such Mortgage Loan, (vii) the term and method of calculation of Prepayment Penalty Amounts, if any, and whether such Prepayment Penalty Amounts are to be retained by the related Servicer or allocated to the Class P Certificates, (viii) whether such Mortgage Loan is an
Employee Mortgage Loan and (ix) the initial Custodian for such Mortgage Loan.
The Depositor shall be responsible for providing the Trustee and the Master
Servicer with all amendments to the Mortgage Loan Schedule.

         Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage under a Mortgage Loan.

                                       25

         Mortgage Pool: The aggregate of the Mortgage Loans identified on the
Mortgage Loan Schedule as being included in the Trust Fund.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

         Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative
Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         NAS Certificate:  Not applicable.

         NAS Percentage:  Not applicable.

         NAS Prepayment Shift Percentage:  Not applicable.

         NAS Priority Amount:  Not applicable.

         NAS Scheduled Principal Percentage:  Not applicable.

         Negative Amortization Certificate:  None.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing
Advances, Servicing Fees and Retained Interest, if any, received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the applicable Servicing Fee Rate, the applicable
Retained Interest Rate, if any, and, if applicable, the premium rate on any lender-provided mortgage insurance. The Net Mortgage Rate of any Employee
Mortgage Loan shall be calculated without regard to any increase in the Mortgage
Rate thereof as a result of the related Mortgagor ceasing to be an employee of the Underwriter or any of its affiliates.

         Net Prepayment Interest Shortfall: With respect to any Distribution
Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the sum of any amounts paid by the Servicers with respect to such shortfalls and any amount that is required to be paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

         Net WAC: As of any Distribution Date, the weighted average Net Mortgage
Rate of the Mortgage Loans, weighted on the basis of their Scheduled Principal
Balances as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

         Non-AP Percentage:  Not applicable.

                                       26

         Non-AP Pool Balance:  Not applicable.

         Non-AP Senior Certificate:  Not applicable.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry
Certificate.

         Non-Discount Mortgage Loan:  Not applicable.

         Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage
Loan.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

         Notice of Nonpayment.  Not applicable.

         Notional Amount: With respect to any Notional Certificate and any
Distribution Date, such Certificate's Percentage Interest of the Class Notional
Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate:  Any Class AIO Certificate.

         Notional Component:  None.

         Offering Document:  Either of the private placement memorandum dated
December 13, 2004, relating to the Class A3, Class B4, Class B5 and Class B6
Certificates, or the Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the
Board, any Vice Chairman, the President, any Vice President or any Assistant
Vice President of a Person, and in each case delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee or the Depositor, as applicable, and who may be in-house or outside counsel to the Depositor, the Master Servicer or a
Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC. For purpose of Section 2.01(c)(i), the
Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

         Original Credit Support Percentage: With respect to each Class of
Subordinate Certificates, the Credit Support Percentage for such Class of
Certificates on the Closing Date.

         Original Subordinate Amount:  The Subordinate Amount on the Closing
Date.

                                       27

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged
Property at the time the related Mortgage Loan was originated and (b) if the
Mortgage Loan was made to finance the acquisition of the related Mortgaged
Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         PAC Principal Amount:   Not applicable.

         PAC Certificate:  Not applicable.

         PAC Principal Amount Schedule:  Not applicable.

         PAX Mortgage Loans:  None.

         Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate and the related
Class, such Certificate's percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same
Class as such Certificate. With respect to any Certificate other than a Notional
Certificate, the Percentage Interest evidenced thereby shall equal the initial
Certificate Principal Amount thereof divided by the initial Class Principal
Amount of all Certificates of the same Class. With respect to any Notional
Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Placement Agent:  Lehman Brothers Inc.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan's or arrangement's assets by reason of their investment in the entity.

         Pool Balance: For any Distribution Date, the sum of the Scheduled
Principal Balances of the Mortgage Loans included in the Mortgage Pool on such
Distribution Date.

         Preference Amount:  Not applicable.

         Prepayment Interest Excess: With respect to any Distribution Date and any Principal Prepayment in full received on the Mortgage Loans serviced by
Aurora from the first day through the sixteenth day of the month during which such Distribution Date occurs, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment.

         Prepayment Interest Shortfall: With respect to any Distribution Date and (x) any Principal Prepayment in part (and, with respect to those Mortgage
Loans serviced by Servicers

                                       28

other than Aurora and any Principal Prepayment in full) and (y) any Principal
Prepayment in full with respect to those Mortgage Loans serviced by Aurora if received on or after the seventeenth day of the month immediately preceding the month of such Distribution Date, but on or before the last day of the month immediately preceding the month of such Distribution Date, the difference between (i) one full month's interest at the applicable Mortgage Rate (after giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate, the Master Servicing Fee Rate (if the Master
Servicer is acting as Servicer) and the applicable Retained Interest Rate, if any, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Penalty Amounts: With respect to any Distribution Date, all premiums or charges paid by the obligors under the related Mortgage Notes due to
Principal Prepayments collected by the Servicers during the immediately preceding Prepayment Period.

         Prepayment Period: With respect to those Mortgage Loans serviced by
Servicers other than Aurora and any Distribution Date and any Principal
Prepayment, whether in part or in full (including any liquidation), the calendar month immediately preceding the month in which such Distribution Date occurs.
With respect to any Distribution Date and a Principal Prepayment in full
(including any liquidation) with respect to those Mortgage Loans serviced by
Aurora, the period from the seventeenth (or, in the case of the first
Distribution Date, the first) day of the month immediately preceding the month of such Distribution Date to the sixteenth day of the month of such Distribution
Date. With respect to those Mortgage Loans serviced by Aurora, any Distribution
Date and any Principal Prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.

         Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

         Principal Prepayment: Any Mortgagor payment of principal (other than a
Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due
Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing
Agreement.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related
Cooperative Shares.

         Prospectus: The prospectus supplement dated December 13, 2004, together with the accompanying prospectus dated November 19, 2004, relating to each Class of Certificates other than the Class A3, Class B4, Class B5, Class B6, Class E and Class P Certificates.

         Purchase Price: With respect to the repurchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such

                                       29

Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the next Distribution Date, (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan and (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan. The Master
Servicer or the applicable Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Master Servicer, such Servicer or the Trustee under this Agreement or the related Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Master Servicing Fees or Servicing Fees, as applicable.

         QIB:  As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the
Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                  (a) be an obligation of an insurance company or other
         corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating
         Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                  (b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (c) provide that if at any time the then current credit
         standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                  (d) provide that the Trustee's interest therein shall be
         transferable to any successor trustee hereunder; and

                  (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the
         Certificate Account, as the case may be, not later than the Business
         Day prior to any Distribution Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and

                                       30

whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the
Due Date in the month in which such substitution occurs not in excess of the
Scheduled Principal Balance of the related Deleted Mortgage Loan; provided, however, that, to the extent that the Scheduled Principal Balance of such
Mortgage Loan is less than the Scheduled Principal Balance of the related
Deleted Mortgage Loan, then a Substitution Amount shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate
Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a
Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted
Mortgage Loan; (iii) has a remaining stated term to maturity not more than eighteen months longer than, and not more than eighteen months shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan;
provided, however, in no case shall such substitute Mortgage Loan have a remaining stated term to maturity later than the Final Scheduled Distribution
Date; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%; provided, however, that if the related Deleted Mortgage
Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and
(B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a
Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary
Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; and (x)
has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan; provided, however, that if the Deleted Mortgage
Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal
Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any
Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled
Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute
Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this
Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee and the Master Servicer.

                                       31

         Rating Agency:  Each of S&P and Moody's.

         Realized Loss: (a) With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate
(plus the Employee Discount Rate, if any, for such Mortgage Loan) from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Master Servicer or the applicable Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation, and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient
Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated
Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated
Mortgage Loan (including payment of any Retained Interest), then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage
Loan.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such
Mortgage Loan to establish the rights of such originator in the related
Cooperative Property.

         Record Date: With respect to any Distribution Date and each Class of
Certificates (other than the Class A1 Certificates and with respect to the first
Distribution Date, the Class AIO Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such
Distribution Date occurs. The Record date for any Distribution Date and the
Class A1 Certificates will be the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class AIO
Certificates and the first Distribution Date, the Record Date shall be the
Closing Date.

         Redemption Certificate:  None.

         Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time;
and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

         Regulation S Global Security: The meaning specified in Section 3.01(c).

         Reimbursement Amount:  Not applicable.

         Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

         Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which

                                       32

interest collectible on such Mortgage Loan for the Due Date in the related Due
Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

         REMIC:  Each of REMIC 1, REMIC 2 and the Upper Tier REMIC, as described in the Preliminary Statement hereto.

         REMIC 1: REMIC 1 as described in the Preliminary Statement hereto.

         REMIC 1 Interest: Any one of the classes of REMIC 1 Interests described in the Preliminary Statement hereto.

         REMIC 1 Regular Interest: Any of the REMIC 1 Interests other than the
Class LT1-R Interest.

         REMIC 2: REMIC 2 as described in the Preliminary Statement hereto.

         REMIC 2 Interest: Any one of the classes of REMIC 2 Interests described in the Preliminary Statement hereto.

         REMIC 2 Regular Interest: Any of the REMIC 2 Interests other than the
Class LT2-R Interest.

         REMIC 3: REMIC 3 or the "Upper Tier REMIC" as described in the
Preliminary Statement hereto.

         REMIC 3 Interest: Any one of the classes of REMIC 3 Regular Interests and the REMIC 3 Residual Interest.

         REMIC 3 Regular Interest: Any of (i) the Class A1, the Class AIO, the
Class B1, the Class B2, the Class B3, the Class B4, the Class B5 and the Class
B6 Certificates and (ii) the Class A2 REMIC Interest and the Class A3 REMIC
Interest.

         REMIC 3 Residual Interest: The sole class of residual interest in the
Upper Tier REMIC, representing the rights to receive all distributions on the
Class R Certificate other than distributions in respect of the Class LT1-R and
Class LT2-R Interests.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business
Day).

                                       33

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC
Provisions.

         Residual Certificate:  Any Class R Certificate.

         Responsible Officer: When used with respect to the Trustee, any Vice
President, Assistant Vice President, the Secretary, any assistant secretary, any
Trust Officer, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

         Restricted Certificate: Any Class A3, Class B4, Class B5, Class B6,
Class E or Class P Certificate and any Restricted Global Security.

         Restricted Global Security:  The meaning specified in Section 3.01(c).

         Retained Interest:  Not applicable.

         Retained Interest Mortgage Loan:  Not applicable.

         Retained Interest Holder:  Not applicable.

         Retained Interest Rate:  Not applicable.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., or any successor in interest.

         Scheduled Certificate:  None.

         Scheduled Component:  None.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equal to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

         Scheduled Principal Amount:  Not applicable.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the

                                       34

Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal
Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the applicable Prepayment Period) and (ii) any REO Property as of any
Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO
Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to a Liquidated
Mortgage Loan, the Scheduled Principal Balance will equal zero. With respect to any Mortgage Loan as of the Cut-off Date, as specified in the Mortgage Loan
Schedule.

         Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such
Cooperative Shares and the related Proprietary Lease.

         Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

         Seller: Lehman Holdings or any successor in interest, as the context may require.

         Senior Certificate: Any Class A1, Class A2, Class A3, Class AIO or
Class R Certificate.

         Senior Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the
Class Principal Amounts of the Classes of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance as of the beginning of the related Due Period.

         Senior Prepayment Percentage: With respect to any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%.
For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the Senior Percentage plus the following percentage of the Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%;
for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, that if on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior
Percentage, the Senior Prepayment Percentage for such Distribution Date shall once again equal 100% for such Distribution Date.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any REO Property or Mortgage Loans in foreclosure and the Scheduled Payments that would have been due on Mortgage
Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the Subordinate Amount

                                       35

immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to all Mortgage Loans exceed (a) with respect to the Distribution
Date on or after the fifth anniversary but prior to the sixth anniversary of the first Distribution Date, 30% of the Original Subordinate Amount, (b) with respect to the Distribution Date on or after the sixth anniversary but prior to the seventh anniversary of the first Distribution Date, 35% of the Original
Subordinate Amount, (c) with respect to the Distribution Date on or after the seventh anniversary but prior to the eighth anniversary of the first
Distribution Date, 40% of the Original Subordinate Amount, (d) with respect to the Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 45% of the Original Subordinate
Amount, and (e) with respect to the Distribution Date on or after the ninth anniversary of the first Distribution Date or thereafter, 50% of the Original
Subordinate Amount. After the Class Principal Amount of each Class of Senior
Certificates has been reduced to zero, the Senior Prepayment Percentage shall be
0%.

         Senior Principal Distribution Amount: For any Distribution Date, the
sum of the following amounts:

                  (i) the product of (a) the Senior Percentage for such date and
         (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy
         Coverage Termination Date), on each Mortgage Loan due during the related Due Period;

                  (ii) the product of (a) the Senior Prepayment Percentage for such date and (b) each of the following amounts: (1) each Principal
         Prepayment on the Mortgage Loans collected during the related
         Prepayment Period, (2) each other unscheduled collection, including any
         Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds
         (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal received during the related
         Prepayment Period and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

                  (iii) with respect to unscheduled recoveries allocable to
         principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net
         Liquidation Proceeds allocable to principal and (b) the product of the
         Senior Prepayment Percentage for such date and the Scheduled Principal
         Balance of such Mortgage Loan at the time of liquidation; and

                  (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

If on any Distribution Date the Class Principal Amount of each Class of Senior
Certificates has been reduced to zero, the Senior Principal Distribution Amount for such date (following such reduction) and each subsequent Distribution Date shall be zero.

                                       36

         Servicer: Any Servicer that has entered into any of the Servicing
Agreements identified on Exhibit E hereto, or any successors in interest.

         Servicing Advances: Expenditures incurred by the Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under a Servicing Agreement.

         Servicing Agreement: Each servicing agreement or reconstituted servicing agreement identified on Exhibit E hereto, and any other servicing agreement entered into between a successor servicer and the Seller or the
Trustee pursuant to the terms hereof.

         Servicing Fee: The Servicing Fee specified in the applicable Servicing
Agreement.

         Servicing Fee Rate: With respect to any Servicer, as specified in the applicable Servicing Agreement.

         Servicing Officer: Any officer of the Master Servicer involved in or responsible for the administration and servicing or master servicing of the
Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee and the Custodian, as such list may from time to time be amended.

         Special Hazard Loss: With respect to the Mortgage Loans, (x) any
Realized Loss arising out of any direct physical loss or damage to a Mortgaged
Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from
(i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Master Servicer, any Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any
Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property, in any case, as reported by any Servicer to the Master Servicer.

         Special Hazard Loss Limit: As of the Cut-off Date, $4,029,935, which amount shall be reduced from time to time to an amount equal on any Distribution
Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the
Scheduled Principal Balances of the Mortgage Loans; (ii) twice the Scheduled
Principal Balance of the Mortgage Loan having the highest Scheduled Principal
Balance, and (iii) the aggregate Scheduled Principal Balances of the Mortgage
Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of
Mortgage Loans of any such postal zip code area and (b) the Special Hazard Loss
Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred with respect to Mortgage Loans since the Closing Date.

         Specified Rating:  Not applicable.

         Startup Day: The day designated as such pursuant to Section 10.01(b)
hereof.

                                       37

         Subordinate Amount: With respect to any Distribution Date, the excess of the Pool Balance for the immediately preceding Distribution Date over the aggregate of the Class Principal Amounts of each Class of Senior Certificates immediately prior to that Distribution Date.

         Subordinate Certificate:  Any Class B Certificate.

         Subordinate Certificate Writedown Amount: As to any Distribution Date,
the amount by which (i) the sum of the Certificate Principal Amounts of all the
Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of the Certificates on such Distribution Date) exceeds (ii) the aggregate
Scheduled Principal Balance of the Mortgage Loans for such Distribution Date.

         Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the
Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates
immediately prior to such Distribution Date.

         Subordinate Percentage: With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date.

         Subordinate Prepayment Percentage: With respect to any Distribution
Date, the difference between 100% and the Senior Prepayment Percentage for such
Distribution Date.

         Subordinate Principal Distribution Amount: For any Distribution Date,
the sum of the following:

                  (i) the product of (a) the Subordinate Percentage for such date and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the applicable Bankruptcy Coverage Termination Date) on each Mortgage Loan due during the related Due Period;

                  (ii) the product of (a) the Subordinate Prepayment Percentage for such date and (b) each of the following amounts: (1) each Principal
         Prepayment on the Mortgage Loans collected during the related
         Prepayment Period, (2) each other unscheduled collection, including any
         Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds
         (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal received during the related
         Prepayment Period and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

                  (iii) with respect to unscheduled recoveries allocable to
         principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal less any related amount paid pursuant to subsection (iii) of the definition of Senior Principal Distribution
         Amount; and

                                       38

                  (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

         Subsequent Recovery: The amount, if any, recovered by the related
Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

         Substitution Amount: The amount, if any, by which the Scheduled
Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal
Balance of the related Qualifying Substitute Mortgage Loan, or aggregate
Scheduled Principal Balance, if applicable, plus unpaid interest thereon at the applicable Net Mortgage Rate from the date on which interest was first paid through the end of the Due Period in which such substitution occurs, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

         TAC Certificate:  Not applicable.

         TAC Principal Amount:  Not applicable.

         TAC Principal Amount Schedule:  Not applicable.

         Tax Matters Person:  The "tax matters person" as specified in the REMIC
Provisions.

         Termination Price:  As defined in Section 7.01 hereof.

         Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

         Transfer Agreement:  As defined in the Mortgage Loan Sale Agreement.

         Transferor:  Each seller of Mortgage Loans to Lehman Holdings pursuant to a Transfer Agreement.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans (other than any Retained Interest), the assignment of the Depositor's rights under the Mortgage Loan Sale Agreement, such amounts as shall from time to time be held in the Collection Account, the
Certificate Account, any Escrow Account, the Insurance Policies, any REO
Property and the other items referred to in, and conveyed to the Trustee under,
Section 2.01(a).

         Trust REMIC: Any of REMIC 1, REMIC 2 or REMIC 3.

         Trustee: Citibank, N.A., not in its individual capacity but solely as trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

                                       39

         UCC:  The Uniform Commercial Code as adopted in the State of New York.

         Undercollateralization Distribution:  Not applicable.

         Undercollateralized Class or Classes:  Not applicable.

         Underwriter:  Lehman Brothers Inc.

         Underwriter's Exemption:  Prohibited Transaction Exemption 2002-41, 67
Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of
Labor.

         Unscheduled Principal Amount:  Not applicable.

         Upper Tier REMIC:  One of the separate REMICs as described in the
Preliminary Statement hereto.

         Voting Interests: The portion of the voting rights of all the
Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement,
94% of all Voting Interests shall be allocated to the Certificates other than the Class AIO, Class E Certificates and the Class P Certificates. The Class E
Certificates and the Class P Certificates shall each be allocated 0.50% of all
Voting Interests. The Class AIO Certificates shall be allocated 5% of all Voting
Interests. Voting Interests shall be allocated among the Classes of Certificates
(and among the Certificates of each such Class) in proportion to their Class
Principal Amounts (or Certificate Principal Amounts).

               Section 1.02.     Calculations Respecting Mortgage Loans.

         Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagors on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

               Section 2.01.     Creation and Declaration of Trust Fund;
                                 Conveyance of Mortgage Loans.

         (a) Concurrently with the execution and delivery of this Agreement, the
Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the

                                       40

right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date) and all such payments due after such date but received prior to such date and intended by the related
Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the
Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account established pursuant to
Section 9.06 hereof and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage
Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional
Collateral, and any proceeds of the foregoing, to have and to hold, in trust;
and the Trustee declares that, subject to the review provided for in Section
2.02, it (or a Custodian on its behalf) has received and shall hold the Trust
Fund, as trustee, in trust, for the benefit and use of the Holders of the
Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the
Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement including all rights of the Seller under the
Servicing Agreements and Transfer Agreements to the extent assigned under such
Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage
Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         Notwithstanding anything to the contrary in this Agreement, the Trust
Fund shall not obtain title to or beneficial ownership of any Additional
Collateral as a result of or in lieu of the disposition thereof or otherwise.

         (b) In connection with such transfer and assignment, the Depositor does hereby deliver and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

              (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown in Exhibit B-4, or in blank (in each case, with all necessary intervening endorsements as applicable);

              (ii) the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

                                       41

              (iii) with respect to each Mortgage Loan other than a Cooperative
         Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, if the
         Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's
         Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the
         Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

              (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's
         Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the
         Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

              (v) with respect to each Non-MERS Mortgage Loan other than a
         Cooperative Loan, the original Assignment of Mortgage for each Mortgage
         Loan;

              (vi) if applicable, such original intervening assignments of the
         Mortgage, notice of transfer or equivalent instrument (each, an
         "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening
         Assignment that has been lost, a written Opinion of Counsel acceptable to the Depositor that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

              (vii) the original Primary Mortgage Insurance Policy or
         certificate, if private mortgage guaranty insurance is required;

              (viii) with respect to each Mortgage Loan other than a Cooperative
         Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

                                       42

              (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the
         Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

              (x) with respect to any Cooperative Loan, the Cooperative Loan
         Documents;

              (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee; and

              (xii) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the
Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage
Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments of Mortgage need not be recorded if, in the Opinion of Counsel
(which must be from Independent counsel) (which Opinion of Counsel may be in the form of a memorandum of law) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by such Servicer in each public recording office where the related Mortgages are recorded each
Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Trustee, at the expense of the Depositor and with the cooperation of the applicable
Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related
Mortgaged Property.

              (ii) With respect to each MERS Mortgage Loan, the applicable
         Servicer, at the expense of the Depositor and with the cooperation of the Trustee, shall take such actions as are necessary to cause the
         Trustee to be clearly identified as the owner of each such Mortgage
         Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the applicable Custodian on behalf of the
Trustee, under clause (b)(viii) above and is not so

                                       43

delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable
Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable
Servicer in trust for the benefit of the Trustee and the Certificateholders.

               Section 2.02.     Acceptance of Trust Fund by Trustee: Review of
                                 Documentation for Trust Fund.

         (a) The Trustee, or the applicable Custodian on behalf of the Trustee, by execution and delivery hereof, acknowledges receipt by it or a Custodian on behalf of the Trustee, of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section
2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor and the Master Servicer on the
Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1
(or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the
Depositor and the Master Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial
Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage
Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the
Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

                                       44

         (c) If in the course of the review described in paragraph (b) above the
Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the
Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee, shall promptly identify the
Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor, the Master Servicer and the Trustee. Within 90 days of its receipt of such notice, the Transferor, or if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized
Loss, and such loss is attributable to the failure of the applicable Transferor or the Depositor to cure such Material Defect, repurchase the related Mortgage
Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the applicable Transferor or the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Master Servicer acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the
Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying
Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the
Depositor of its obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02 or any other Section of this Agreement requiring the repurchase of
Mortgage Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor and the Master
Servicer a Final Certification substantially in the form annexed hereto as
Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as
Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any
unsatisfied duty, claim or other liability on any Mortgage Loan or to any
Mortgagor.

         (f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02.

         (g) The Depositor and the Trustee acknowledge and agree that it is not intended that any Mortgage Loan be included in the Trust Fund that is a
"High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective
November 27, 2003 or the New Mexico Home Protection Act effective January 1,
2004.

                                       45

               Section 2.03.    Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer, as of the Closing
Date or such other date as is specified, that:

              (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

              (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

              (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

              (iv) this Agreement has been duly executed and delivered by the
         Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A)
         applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B)
         general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

              (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the
         Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

              (vi) immediately prior to the transfer and assignment of the
         Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to

                                       46

         transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged
         Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer
Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of
Lehman Holdings under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that Lehman
Holdings shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable
Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The
Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

               Section 2.04.     Discovery of Breach.

         It is understood and agreed that the representations and warranties (i)
of the Depositor set forth in Section 2.03 hereof, (ii) of Lehman Holdings set forth in the Mortgage Loan Sale Agreement and assigned to the Trustee by the
Depositor hereunder and (iii) of each Transferor, assigned by Lehman Holdings to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the
Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage
Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the

                                       47

discovery of a breach of any representation or warranty given or assigned to the
Trustee by the Depositor, any Transferor or Lehman Holdings, the Depositor, such
Transferor or Lehman Holdings shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of the discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the
Trustee shall enforce its rights under the applicable Transfer Agreement and the
Mortgage Loan Sale Agreement for the benefit of the Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale
Agreement, Lehman Holdings will, in exchange for such substitute mortgage loan, either (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage
Loan with a Qualifying Substitute Mortgage Loan.

               Section 2.05.     Repurchase, Purchase or Substitution of
                                 Mortgage Loans.

         (a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by Lehman Holdings pursuant to the Mortgage Loan
Sale Agreement or by any Transferor pursuant to the applicable Transfer
Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon its receipt of notification from the applicable Custodian that it has received the
Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a
Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassigned to the Depositor, Lehman Holdings or the applicable Transferor, as applicable, the related Mortgage File for the Deleted
Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any
Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the applicable Servicer or the Trustee (or its custodian), and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor and any
Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the
Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                       48

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or Lehman Holdings must deliver to the Trustee (or its custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan
containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage
Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any
Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable
Servicer, shall, with respect to a Qualifying Substitute Mortgage Loan that is a
Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by such
Servicer if required pursuant to Section 2.01(c)(i), or the Servicer shall, with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of
MERS if required pursuant to Section 2.01(c)(ii).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage
Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B)
cause any such REMIC to engage in a prohibited transaction or prohibited contribution pursuant to the REMIC Provisions.

               Section 2.06.     Grant Clause.

         (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this
Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class
Principal Amount of the Certificates in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust
Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the
Trustee shall be deemed to be the collateral agent for the benefit of such
Person, and all proceeds shall be distributed as herein provided.

                                       49

         (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this
Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or
(4) any change under the relevant UCC or other applicable laws. Neither the
Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the
Depositor authorizes its transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

                                  ARTICLE III

                                THE CERTIFICATES

               Section 3.01.     The Certificates.

         (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial
Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in
Certificate Principal Amount or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry
Certificates shall be issued in the minimum denominations in Certificate
Principal Amount (or Notional Amount) or Percentage Interest specified in the
Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof. Each Class of
Non-Book Entry Certificates other than the Residual Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate
Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual
Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to $100. The
Class P Certificates shall be maintained in definitive, fully registered form and shall be issued in a minimum denomination equal to 10% of the Percentage
Interest of such Class. The Class E Certificates shall be issued as a single
Certificate and maintained in definitive, fully registered form in a minimum denomination equal

                                       50

to 100% of the Percentage Interest of each such Class. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of
Certificates other than any Class of Residual Certificates may be issued in any denomination in excess of the minimum denomination.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee (or the Custodian on its behalf) of the Mortgage
Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the
Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such
Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the
Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the
Authenticating Agent shall authenticate and deliver such Certificates as in this
Agreement provided and not otherwise.

         (c) The Class A3, Class B4, Class B5 or Class B6 Certificates offered and sold in reliance on the exemption from registration under Rule 144A shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a
"Restricted Global Security"), which, in the case of the Class A3, Class B4,
Class B5 and Class B6 Certificates, shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

         The Class A3, Class B4, Class B5 or Class B6 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Regulation
S Global Security"), which, in the case of the Class A3, Class B4, Class B5 and
Class B6 Certificates, shall be deposited on behalf of the subscribers for such
Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the
Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

                                       51

         The Class A3, Class B4, Class B5 or Class B6 Certificates sold to an
"accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act shall be issued initially in the form of one or more Definitive Certificates.

               Section 3.02.     Registration.

         The Trustee is hereby appointed, and hereby accepts its appointment as,
Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate
Register"). The Trustee may appoint a bank or trust company to act as
Certificate Registrar. A registration book shall be maintained for the
Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate
Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

               Section 3.03.     Transfer and Exchange of Certificates.

         (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the
Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the
Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the
Certificate being transferred. No service charge shall be made to a
Certificateholder for any registration of transfer of Certificates, but the
Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall

                                       52

authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate or a Regulation S Global
Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such
Certificate set forth thereon and agrees that it will transfer such a
Certificate only as provided herein. In addition, each Holder of a Regulation S
Global Security shall be deemed to have represented and warranted to the
Trustee, the Certificate Registrar and any of their respective successors that:
(i) such Person (A) if the offer or sale was made to it prior to the expiration of the 40-day distribution compliance period within the meaning of Regulation S, is not a U.S. person within the meaning of Regulation S and (B) was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities
Act of 1933, as amended (the "Act"), and that (x) until the expiration of the
40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such
Certificates may be offered, resold, pledged or otherwise transferred only (A)
to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Act, that is purchasing such
Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on
Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

              (i) The Certificate Registrar shall register the transfer of a
         Restricted Certificate if the requested transfer is (x) to the
         Depositor or the Placement Agent or to an affiliate (as defined in Rule
         405 under the Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

              (ii) The Certificate Registrar shall register the transfer of a
         Restricted Certificate if the requested transfer is being made to an
         "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the
         Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a
Definitive Certificate shall be made to any Person or shall be effective unless the Trustee has received (A) a certificate substantially in the form of Exhibit
H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or
Section 4975 of the Code and will not

                                       53

subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the
Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Trustee receives an Opinion of
Counsel to the effect that the purchase and holding of an ERISA-Restricted
Certificate by a Plan or a Person that is purchasing or holding such a
Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each
Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer or the
Depositor.

         Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The
Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section
3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or
Person acting on behalf of a Plan.

         (e) As a condition of the registration of transfer or exchange of any
Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the
Certificateholder for any registration, transfer or exchange of Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no
Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign
Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in

                                       54

substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified
Organization, an agent or nominee acting on behalf of a Disqualified
Organization, nor a Non-permitted Foreign Holder (any such transferee, a
"Permitted Transferee") and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the
Certificate Register of any transfer, sale, or other disposition of a Residual
Certificate to a Disqualified Organization, an agent or nominee thereof, or
Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a
Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual
Certificate to a Disqualified Organization, agent or nominee thereof, or
Non-permitted Foreign Holder or for the maturity of any payments due on such
Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the
Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a
Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign
Holder at the time it became a Holder or any subsequent time it became a
Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign
Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a
Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section
3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such
Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder of a Residual Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

                                       55

         (h) Notwithstanding any provision to the contrary herein, so long as a
Global Security representing any of the Class B4, Class B5 or Class B6
Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

                   (A) Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing any of the Class B4,
              Class B5 or Class B6 Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                   (B) Restricted Global Security to Regulation S Global
              Security. If a holder of a beneficial interest in a Restricted
              Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a
              Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of
              DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global
              Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate
              Registrar, to cause to be credited a beneficial interest in a
              Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder's
              Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation
              S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S
              Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the
              Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global
              Security equal to the reduction in the principal amount of the
              Restricted Global Security.

                   (C) Regulation S Global Security to Restricted Global
              Security. If a holder of a beneficial interest in a Regulation S
              Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and

                                       56

              procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global
              Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate
              Registrar, to cause to be credited a beneficial interest in a
              Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder's
              Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such
              Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global
              Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such
              instructions a beneficial interest in the Restricted Global
              Security equal to the reduction in the principal amount of the
              Regulation S Global Security.

                   (D) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such
              Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule
              501(a)(1), (2), (3) or (7) or are to non-U.S. persons in
              compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Trustee.

                   (E) Restrictions on U.S. Transfers. Transfers of interests in a Regulation S Global Security to U.S. persons (as defined in
              Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

               Section 3.04.     Cancellation of Certificates.

         Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the
Certificate Registrar.

                                       57

               Section 3.05.     Replacement of Certificates.

         If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent
receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating
Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any
Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new
Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 3.06.     Persons Deemed Owners.

         Subject to the provisions of Section 3.09 with respect to Book-Entry
Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to
Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the
Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any
agent of any of them shall be affected by notice to the contrary.

               Section 3.07.     Temporary Certificates.

         (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary
Certificates at the office or agency of the Trustee without charge to the
Holder. Upon surrender for cancellation of any one or more temporary
Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive
Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

                                       58

               Section 3.08.     Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the
Trustee that such Paying Agent will hold all sums held by it for the payment to
Certificateholders in an Eligible Account in trust for the benefit of the
Certificateholders entitled thereto until such sums shall be paid to the
Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such
Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the
Trustee shall cause to be remitted to the Paying Agent on or before the Business
Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

               Section 3.09.     Book-Entry Certificates.

              (i) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The
         Depository Trust Company, or its custodian, the initial Clearing
         Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section
         3.09(c). Unless Definitive Certificates have been issued to Certificate
         Owners of Book-Entry Certificates pursuant to Section 3.09(c):

              (ii) the provisions of this Section 3.09 shall be in full force and effect;

              (iii) the Depositor, the Master Servicer, the Paying Agent, the
         Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the
         Book-Entry Certificates) as the authorized representatives of the
         Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such
         Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

              (iv) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

              (v) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and
         shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing
         Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions

                                       59

         of principal of and interest on the Book-Entry Certificates to such
         Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to
Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the
Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the
Depositor is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of
Book-Entry Certificates identified as such to the Trustee by an Officer's
Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee
shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive
Certificates to Certificate Owners requesting the same. Upon surrender to the
Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor nor the Trustee
shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                   ARTICLE IV

                        ADMINISTRATION OF THE TRUST FUND

               Section 4.01.     Collection Account.

         (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Collection
Account"), entitled "Aurora Loan Services Inc., as Master Servicer, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage
Pass-Through Certificates, Series 2004-22." The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such
Collection Account shall not be commingled with any other monies.

         (b) The Collection Account shall be an Eligible Account. If an existing
Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

                                       60

         (c) The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection
Account is maintained and the account number of such Collection Account. On each
Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), excluding any amounts that are not included in the Available Distribution Amount for such Distribution Date
(other than amounts due or reimbursable to the Trustee pursuant to this
Agreement), shall be remitted to the Trustee for deposit into the Certificate
Account by wire transfer in immediately available funds. The Master Servicer, at its option and with prior notice to the Trustee, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the
Certificate Account.

         (d) The Master Servicer shall deposit or cause to be deposited into the
Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the
Cut-off Date and received by the Master Servicer on or before the Closing Date.
Thereafter, the Master Servicer shall deposit or cause to be deposited in the
Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off Date):

              (i) all payments on account of principal, including Principal
         Prepayments, late collections and any Prepayment Penalty Amounts with respect to those Mortgage Loans for which the Seller owns the servicing rights, as indicated in the Mortgage Loan Schedule, on the Mortgage
         Loans;

              (ii) all payments on account of interest on the Mortgage Loans
         (other than payments due prior to the Cut-off Date), net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with
         Sections 5.04 and 9.21;

              (iii) any unscheduled payment or other recovery with respect to a
         Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid
         Servicing Fees and Master Servicing Fees with respect to such Mortgage
         Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections
         5.04 and 9.21; provided that if the applicable Servicer is also the
         Retained Interest Holder with respect to any Mortgage Loan, payments on account of interest on the Mortgage Loans as to which such Servicer is the Retained Interest Holder may also be made net of the related
         Retained Interest with respect to each such Mortgage Loan.

              (iv) all Insurance Proceeds;

              (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; and

                                       61

              (vi) all proceeds of any Mortgage Loan purchased by any Person and any Substitution Amounts related to any Qualifying Substitute Mortgage
         Loan.

         (e) Funds in the Collection Account may be invested in Eligible
Investments (selected by and at the written direction of the Master Servicer)
which shall mature not later than the earlier of (a) the Deposit Date or (b) the day on which the funds in such Collection Account are required to be remitted to the Trustee for deposit into the Certificate Account, and any such Eligible
Investment shall not be sold or disposed of prior to its maturity. All such
Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of the Structured Asset Securities
Corporation Mortgage Pass-Through Certificates, Series 2004-22. All income and gain realized from any such investment shall be for the benefit of the Master
Servicer as additional compensation and shall be subject to its withdrawal on order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the
Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges or assumption fees and Prepayment Penalty Amounts with respect to those Mortgage Loans for which the Seller does not own the servicing rights (as indicated in the Mortgage Loan Schedule), need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

               Section 4.02.     Application of Funds in the Collection Account.

         The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

              (i) to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing
         Agreement; provided, however, that the Master Servicer's right to reimburse itself pursuant to this subclause is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance
         Proceeds with respect to the property subject to the related Mortgage)
         which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made; provided, further, that following the final liquidation of a Mortgage Loan, the Master Servicer may reimburse itself for previously unreimbursed Advances in excess of
         Liquidation Proceeds or Insurance Proceeds with respect to such
         Mortgage Loans from any funds in the Collection Account, it being understood, in the case of any such reimbursement, that the Master
         Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

              (ii) to reimburse itself or any Servicer for any previously unreimbursed Advances or Servicing Advances made by it or by such
         Servicer that it or such Servicer

                                       62

         determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or
         Servicing Advance was made or from Liquidation Proceeds or Insurance
         Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer's or
         Servicer's right thereto shall be prior to the rights of the
         Certificateholders;

              (iii) to reimburse itself or any Servicer from Liquidation
         Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(a) or the applicable Servicing
         Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related
         Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the
         Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage
         Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

              (iv) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to
         Section 9.04, 9.05, 9.06, 9.16 or 9.22(a) or pursuant to the applicable
         Servicing Agreement, and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

              (v) to pay to the applicable Person, with respect to each Mortgage
         Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

              (vi) subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

              (vii) to make payments to the Trustee for deposit into the
         Certificate Account in the amounts and in the manner provided for in
         Section 4.01(c);

              (viii) to make distributions of any Retained Interest to the
         Retained Interest Holder on each Distribution Date (other than any
         Retained Interest not deposited into the Collection Account in accordance with Section 4.01(d)(iii));

              (ix) to make payment to itself, the Trustee and others pursuant to any provision of this Agreement;

              (x) to withdraw funds deposited in error in the Collection
         Account;

              (xi) to clear and terminate the Collection Account pursuant to
         Section 7.02;

                                       63

              (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the
         Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

              (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such
         Servicing Agreement.

         If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest
Excess (to the extent not offset by Prepayment Interest Shortfalls).

         In the event that the Master Servicer fails on any Deposit Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to subclause (vii) on such date, the Master Servicer shall pay the
Trustee, for the account of the Trustee, interest calculated at the "prime rate"
(as published in the "Money Rates" section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Deposit Date to but not including the related Distribution Date.

         In connection with withdrawals pursuant to subclauses (i), (iii) and
(v) above, the Master Servicer's or Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, except as provided herein. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to subclauses (i), (iii) and (v) above.

               Section 4.03.     Reports to Certificateholders.

         (a) On each Distribution Date, the Trustee shall prepare (based solely on information provided by the Master Servicer) and shall make available to each
Certificateholder and each Rating Agency a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers and the Master Servicer):

              (i) the aggregate amount of the distribution to be made on such
         Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent
         Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

              (ii) the aggregate amount of the distribution to be made on such
         Distribution Date to the Holders of each Class of Certificates allocable to interest;

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              (iii) the amount, if any, of any distribution to the Holders of a
         Residual Certificate;

              (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicer or any Servicer (or the Trustee)
         with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A)
         above exceeds (B) above;

              (v) the Aggregate Principal Balance of the Mortgage Loans for such
         Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

              (vi) the Class Principal Amount (or Class Notional Amount) of each
         Class of Certificates as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Class
         Principal Amounts due to Realized Losses;

              (vii) any Realized Losses realized with respect to the Mortgage
         Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, stating separately the amount of Special Hazard
         Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses, and the remaining Special Hazard Loss Amount,
         Fraud Loss Amount and Bankruptcy Loss Amount;

              (viii) the amount of the Master Servicing Fees and Servicing Fees paid during the Due Period to which such distribution relates;

              (ix) the number and aggregate Scheduled Principal Balance of
         Mortgage Loans in the Mortgage Pool, as reported to the Trustee by the
         Master Servicer, (a) remaining outstanding (b) delinquent one month,
         (c) delinquent two months, (d) delinquent three or more months, and (e)
         as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

              (x) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

              (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance of such
         Mortgage Loan and the number of such Mortgage Loans as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

              (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each
         Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

                                       65

              (xiii) the aggregate outstanding Interest Shortfalls and Net
         Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to distributions made on such Distribution Date;

              (xiv) the Certificate Interest Rate applicable to such
         Distribution Date with respect to each Class of Certificates;

              (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

              (xvi) the amount of any Class P Distributable Amount allocated to the Class P Certificates for that Distribution Date and the amount of any Class E Distributable Amount allocated to the Class E Certificates for that Distribution Date; and

              (xvii) the amount of payments made to each Class of Certificates that are treated as payments received in respect of a REMIC 3 Regular
         Interest and the amount of any payments to each Class of Certificates that are not treated as payments in respect of a REMIC 3 Regular
         Interest.

         In the case of information furnished pursuant to subclauses (i), (ii)
and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The Trustee will make such report and additional loan level information
(and, at its option, any additional files provided by the Master Servicer containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at
www.sf.citidirect.com. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail upon request.
The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above-parties and the Trustee shall provide timely and adequate notification to all above-parties regarding any such changes.

         The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the
Master Servicer (in a format agreed to by the Trustee and the Master Servicer)
no later than 12:00 p.m.(noon) Eastern Time four Business Days prior to the
Distribution Date. In preparing or furnishing Mortgage Loan data to the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO
Property that has been provided to the Master Servicer by each Servicer, and the
Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

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         (b) Upon the reasonable advance written request of any
Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, will be promptly forwarded to the Master
Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of
Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master
Servicer's actual expenses incurred in providing such reports and access.

         (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall make available to each Person who at any time during the calendar year was a
Certificateholder of record, a report summarizing the items provided to
Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns.
Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust
Fund. The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master
Servicer shall provide the Trustee with such information as is necessary for the
Trustee to prepare such reports.

               Section 4.04.     Certificate Account.

         (a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this
Agreement. The Certificate Account shall be an Eligible Account. If the existing
Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20
Business Days and transfer all funds on deposit in such existing Certificate
Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

         (b) The Trustee shall cause to be deposited into the Certificate
Account on the day on which, or, if such day is not a Business Day, the Business
Day immediately following the day on which, any monies are remitted by the
Master Servicer to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

              (i) to withdraw amounts deposited in the Certificate Account in error;

              (ii) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself prior to making distributions pursuant to Section 5.02 for

                                       67

         any expenses or other indemnification owing to the Trustee and others pursuant to any provision of this Agreement or the Custodial Agreements
         (to the extent payment of such expenses or other indemnification constitutes "unanticipated expenses" within the meaning of Treasury
         Regulation Section 1.860G-1(b)(3)(ii));

              (iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the
         Master Servicer) to the Master Servicer;

              (iv) to make distributions to the Certificateholders pursuant to
         Article V; and

              (v) to clear and terminate the Certificate Account pursuant to
         Section 7.02.

         (c) The Trustee may invest, or cause to be invested, funds held in the
Certificate Account, which funds, if invested, shall be invested in Eligible
Investments (which may be obligations of the Trustee described in paragraph
(viii) of the definition thereof). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the
Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held in cash.

                                   ARTICLE V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

               Section 5.01.     Distributions Generally.

         (a) Subject to Section 7.01 respecting the final distribution on the
Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by wire transfer in immediately available funds to the account specified by each Certificateholder or, if no such account is specified by a
Certificateholder, by check to such Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the applicable Corporate Trust
Office. Distributions on Book-Entry Certificates shall be made by wire transfer.
Notwithstanding such final distribution of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each
REMIC created hereunder and the payment in full of all other amounts due with respect to the Residual Certificate and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. If
any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding
Business Day.

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         (b) All distributions or allocations made with respect to
Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts (or initial Notional
Amounts).

               Section 5.02.     Distributions from the Certificate Account.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account, the
Available Distribution Amount (other than the Class E Distributable Amount and the Class P Distributable Amount), and shall distribute such amount to the
Holders of record of each Class of Certificates, in the following order of priority:

              (i) to each Class of Senior Certificates, the Accrued Certificate
         Interest thereon for such Distribution Date, as reduced, in each case, by such Class's allocable share of any Net Prepayment Interest
         Shortfalls for such Distribution Date; provided, however, (1) that any shortfall in available amounts shall be allocated among the Classes of
         Senior Certificates in proportion to the amount of Accrued Certificate
         Interest (as so reduced) that would otherwise be distributable thereon;
         (2) that on any Distribution Date, if the Class A1 or Class A2
         Certificates are still outstanding after all other payments in reduction of their Class Principal Amounts on such Distribution Date, then amounts otherwise distributable to the Class A3 Certificates shall be paid as principal sequentially to the Class A1 and Class A2
         Certificates, in that order, in reduction of their respective Class
         Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero; and (3) that following the Distribution Date on which the Minimum Call Price is received, if the Class Principal
         Amounts of Class A1 and Class A2 Certificates have been reduced to zero, then amounts otherwise distributable to the Class A3 Certificates shall be paid to the Class A2 Certificates until the Class Principal
         Amount of the Class A3 Certificates has been reduced to zero;

              (ii) to each Class of Senior Certificates, any Interest Shortfall for such Distribution Date; provided, however, that (1) any shortfall in available amounts shall be allocated among the Classes of Senior
         Certificates in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; (2) that on any
         Distribution Date, if the Class A1 or Class A2 Certificates are still outstanding after all other payments in reduction of their Class
         Principal Amounts on such Distribution Date, then amounts otherwise distributable to the Class A3 Certificates shall be paid as principal sequentially to the Class A1 and Class A2 Certificates, in that order, in reduction of their respective Class Principal Amounts until the
         Class Principal Amount of each such Class has been reduced to zero; and
         (3) that following the Distribution Date on which the Minimum Call
         Price is received, if the Class Principal Amounts of the Class A1 and
         Class A2 Certificates have been reduced to zero, then amounts otherwise distributable to the Class A3 Certificates shall be paid to the Class
         A2 Certificates until the Class Principal Amount of the Class A3
         Certificates has been reduced to zero;

              (iii) to payment of the Senior Principal Distribution Amount, sequentially, to the Class R Certificate, the Class A1 Certificates,
         the Class A2 Certificates and Class A3 Certificates, in that order, in reduction of their respective Class Principal Amounts, until

                                       69

         the Class Principal Amount of each such Class has been reduced to zero;
         provided, however, that following the Distribution Date on which the
         Minimum Call Price is received, if the Class Principal Amounts of Class
         A1 and Class A2 Certificates have been reduced to zero, then the Senior
         Principal Distribution Amount otherwise payable to the Class A3
         Certificates shall be paid to the Class A2 Certificates in reduction of the Class Principal Amount of the Class A3 Certificates until the Class
         Principal Amount of the Class A3 Certificates has been reduced to zero,
         and

              (iv) to the Subordinate Certificates, in the following order of priority:

                   (A) to the Class B1 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (B) to the Class B1 Certificates, any Interest Shortfall for
              such Class on such Distribution Date;

                   (C) to the Class B1 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                   (D) to the Class B2 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (E) to the Class B2 Certificates, any Interest Shortfall for
              such Class on such Distribution Date;

                   (F) to the Class B2 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                   (G) to the Class B3 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (H) to the Class B3 Certificates, any Interest Shortfall for
              such Class on such Distribution Date;

                   (I) to the Class B3 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in

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              Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                   (J) to the Class B4 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (K) to the Class B4 Certificates, any Interest Shortfall for
              such Class on such Distribution Date;

                   (L) to the Class B4 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                   (M) to the Class B5 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (N) to the Class B5 Certificates, any Interest Shortfall for
              such Class on such Distribution Date;

                   (O) to the Class B5 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                   (P) to the Class B6 Certificates, the Accrued Certificate
              Interest thereon for such Distribution Date, as reduced by such
              Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                   (Q) to the Class B6 Certificates, any Interest Shortfall for
              such Class on such Distribution Date; and

                   (R) to the Class B6 Certificates, in reduction of the Class
              Principal Amount thereof, such Class's Subordinate Class
              Percentage of the Subordinate Principal Distribution Amount for
              such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero.

         (b) Net Prepayment Interest Shortfalls shall be allocated among the
Senior Certificates and the Subordinate Certificates pro rata based on the
Accrued Certificate Interest otherwise distributable thereon.

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         (c) If on any Distribution Date the Credit Support Percentage for the
Class B1 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the
Class B2, Class B3, Class B4, Class B5 or Class B6 Certificates on such
Distribution Date. If on any Distribution Date the Credit Support Percentage for
the Class B2 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section
5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B3, Class B4, Class B5 or Class B6 Certificates on such
Distribution Date. If on any Distribution Date the Credit Support Percentage for
the Class B3 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section
5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B4, Class B5 or Class B6 Certificates on such Distribution Date. If on any Distribution Date the Credit Support Percentage for the Class B4
Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of
Subordinate Principal Distribution Amount will be made in respect of the Class
B5 or Class B6 Certificates on such Distribution Date. If on any Distribution
Date the Credit Support Percentage for the Class B5 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal
Distribution Amount will be made in respect of the Class B6 Certificates on such
Distribution Date.

         Any amount not distributed in respect of any Class on any Distribution
Date pursuant to the immediately preceding paragraph shall be allocated among the remaining Classes of Subordinate Certificates in proportion to their respective Class Principal Amounts.

         (d) On each Distribution Date, the Trustee shall distribute to the
Holder of the Class R Certificate any amounts remaining in the REMIC for such
Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02. Any distributions pursuant to this paragraph (d) shall not reduce the Class Principal Amount of the Class R Certificate.

         (e) On each Distribution Date, the Trustee shall distribute the Class P
Distributable Amount for such date to the Holder of the Class P Certificates and the Class E Distributable Amount for such date to the Holders of the Class E
Certificates.

               Section 5.03.     Allocation of Realized Losses.

         (a) On any Distribution Date, the principal portion of each Realized
Loss (other than any Excess Loss) in respect of a Mortgage Loan, shall be allocated in the following order of priority:

                           first, to the Class B6 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

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                           second, to the Class B5 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

                           third, to the Class B4 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

                           fourth, to the Class B3 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

                           fifth, to the Class B2 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

                           sixth, to the Class B1 Certificates, in reduction of
                  their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero; and

                           seventh, to the Senior Certificates, pro rata, in
                  accordance with their respective Class Principal Amounts.

         (b) With respect to any Distribution Date, the principal portion of any
Excess Loss in respect of a Mortgage Loan shall be allocated, pro rata, to the
Subordinate Certificates and the Senior Certificates on the basis of their respective Class Principal Amounts.

         (c) Any Realized Losses allocated to a Class of Certificates pursuant to Section 5.03(a) or (b) shall be allocated among the Certificates of such
Class in proportion to their respective Certificate Principal Amounts. Any allocation of Realized Losses pursuant to this paragraph (c) shall be accomplished by reducing the Certificate Principal Amounts of the related
Certificates on the related Distribution Date in accordance with Section
5.03(d).

         (d) Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         (e) On each Distribution Date, the Subordinate Certificate Writedown
Amount for such date shall effect a corresponding reduction in the Class
Principal Amount of the lowest ranking Class of outstanding Subordinate
Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

               Section 5.04.    Advances by the Master Servicer and the Trustee.

         (a) Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Master Servicer determines that any
Scheduled Payments due during the related Due Period (other than Balloon
Payments) have not been received, the Master Servicer shall, or cause the applicable Servicer to, advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee on such
Determination Date, which if advanced the Master Servicer or the applicable
Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late

                                       73

payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Master
Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such
Advance, (ii) cause to be made an appropriate entry in the records of the
Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master
Servicer to make such Advance, and remit such immediately available funds to the
Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such
Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate
Account on or before any future Deposit Date to the extent that funds in the
Certificate Account on such Deposit Date shall be less than payments to
Certificateholders required to be made on the related Distribution Date. The
Trustee shall be entitled to conclusively rely upon any determination by the
Master Servicer that an Advance, if made, would constitute a non-recoverable advance. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

         (b) In the event that the Master Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04, the Trustee, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate
Account an amount equal to the excess of (a) Advances required to be made by the
Master Servicer that would have been deposited in such Certificate Account over
(b) the amount of any Advance made by the Master Servicer and Servicers with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments,
Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

               Section 5.05.     Compensating Interest Payments.

         The Master Servicer shall not be responsible for making any
Compensating Interest Payments not made by the Servicers. Any Compensating
Interest Payments made by the Servicers shall be a component of the Available
Distribution Amount.

               Section 5.06. [RESERVED]

         Section 5.07. Duties of the Auction Administrator. (a) During the five
(5) Business Days prior to the Distribution Date occurring on the First Auction
Distribution Date, the Auction Administrator will use its reasonable efforts to solicit at least three bids from third-party investors for the purchase of the
Callable Certificates from the Holders thereof for an amount not less than the
Minimum Call Price. If one or more bids to purchase the Callable Certificates at the Minimum Call Price is not received by the Auction Administrator for the
First Auction Distribution Date, this process will be repeated on each successive Auction Distribution Date

                                       74

until one or more bids to purchase the Callable Certificates at the Minimum Call
Price is received by the Auction Administrator. The Auction Administrator may
consult with agents to identify at least three prospective bidders for this solicitation.

         (b) Within two (2) Business Days after the Auction Administrator has received at least one bid to purchase the Callable Certificates equal to at least the Minimum Call Price (but in no event later than the Business Day prior to the related Auction Distribution Date), the Auction Administrator shall notify the Holders of the Callable Certificates that they will be required to tender their Certificates for purchase by the auction winner on the applicable
Auction Distribution Date. On the applicable Auction Distribution Date, (i) the
Callable Certificates will be deemed to be tendered and surrendered for purchase and the Auction Administrator shall instruct the Depository to transfer the ownership of the Callable Certificates to the auction winner and (ii) the Class
A3 Certificates shall also be tendered and surrendered to the Trustee. The
Trustee shall continue to calculate any amounts payable to the Class A3
Certificates and shall distribute such amounts in accordance with Section 5.10.
In the event that multiple bids are received by the Auction Administrator, the highest cash bidder shall be deemed the auction winner. In the event that there is only one bid equal to or greater than the Minimum Call Price then that bidder shall be the auction winner.

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         Section 5.08. Rights of the Auction Administrator. The Auction
Administrator will be reimbursed for the costs and expenses of the auction and sale, together with the costs and expenses of the Auction Administrator and its agents, from the cash proceeds of the auction and distribute the remainder of such proceeds to the Holders of the Callable Certificates and the Holders of the
Class A3 Certificates as described in Sections 5.09 and 5.10, respectively.

         Section 5.09. Callable Certificateholders. Holders of the Callable
Certificates will receive the cash proceeds from the auction sale (less the amount paid to the Auction Administrator pursuant to Section 5.08 and less the amounts paid to the Holders of the Class A3 Certificates pursuant to Section
5.10) on the Auction Distribution Date following the date that the Minimum Call
Price is received by the Auction Administrator. The Holder of each Callable
Certificate hereby agrees to tender its Certificate to the Trustee upon receipt of such amount and acknowledges that the Trustee shall cause the Depository to terminate its ownership interest at that time. If such Certificate is not then held in book-entry form, the Holder of such Certificate hereby agrees to surrender such Certificate to the Trustee for registration of transfer on the applicable Auction Distribution Date to the auction winner and acknowledges that the Trustee shall terminate its ownership interest at that time. If the Holder of such Certificate does not surrender such Certificate to the Trustee on the applicable Auction Distribution Date for any reason, such Certificate shall be deemed to be tendered and surrendered for registration of transfer to the
Trustee and the Trustee shall sign, countersign and deliver in the name of the auction winner a new Certificate of a like Class and aggregated fractional undivided interest, but bearing a different number. The Minimum Call Price due to the holders of cancelled, but not surrendered, Certificates shall be paid only upon surrender of the Certificates, without any accrued interest on such par price from the applicable Auction Distribution Date.

         The auction shall not diminish or otherwise affect the amounts of principal and interest due to the Callable Certificates on the Distribution Date
on which such Auction Distribution Date occurs.

         Section 5.10. Rights of the Class A3 Certificateholders. If the amount received by the Auction Administrator in the auction is greater than the Minimum
Call Price, such excess will be paid to the Holders of the Class A3 Certificates on the Distribution Date occurring in the month of the auction. Following the
Distribution Date on which the Minimum Call Price is received and after the
Class Principal Amounts of the Class A1 and Class A2 Certificates have been reduced to zero, the Class A2 Certificates shall receive all amounts of interest and principal otherwise payable to the Class A3 Certificates until the Class
Principal Amount of the Class A3 Certificates has been reduced to zero. The
Class AIO Certificates will not be entitled to distributions of any kind following the First Auction Distribution Date.

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                                   ARTICLE VI

                            CONCERNING THE TRUSTEE;
                                EVENTS OF DEFAULT

               Section 6.01.     Duties of Trustee.

         (a) The Trustee, except during the continuance of an Event of Default
(of which a Responsible Officer of the Trustee shall have actual knowledge), undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of
Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer to the Trustee pursuant to this Agreement, and the Trustee shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct.
Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

              (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Certificates as provided in Section 6.18 hereof;

              (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make
         Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the applicable
         Corporate Trust Office, and such notice references the Holders of the
         Certificates and this Agreement; and

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              (iii) With respect to amounts that would be treated as
         "unanticipated expenses" within the meaning of Treasury Regulations
         Section 1.860G-1(b)(3)(ii) if paid or reimbursed by the REMICs hereunder, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the
         Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee promptly shall remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the applicable Corporate Trust Office of the Trustee, (ii) of which a
Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25%
as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the
Trustee under this Agreement.

         (f) The Trustee shall not be held liable by reason of any insufficiency in any account (except the Certificate Account) held by or on behalf of the
Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (g) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the
Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of any Servicer, the Master Servicer or
Depositor delivered to the Trustee pursuant to this Agreement believed by the
Trustee to be genuine and to have been signed or presented by the proper party or parties.

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         (h) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         (i) Notwithstanding anything in this Agreement to the contrary, the
Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

               Section 6.02.     Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 6.01:

                   (i) The Trustee may request, and may rely and shall be
              protected in acting or refraining from acting upon any resolution,
              Officer's Certificate, certificate of auditors, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in
              accordance with such advice or Opinion of Counsel;

                   (iii) The Trustee shall not be personally liable for any
              action taken, suffered or omitted by it in good faith and
              reasonably believed by it to be authorized or within the
              discretion or rights or powers conferred upon it by this
              Agreement;

                   (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any
              investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document
              (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class
              Principal Amount (or Class Notional Amount) of each Class of
              Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or
              liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such
              investigation;

                   (v) The Trustee may execute any of the trusts or powers
              hereunder or perform any duties hereunder either directly or by or through agents, custodians, or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such
              appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the

                                       79

              extent provided herein; and provided, further, that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the
              Trustee;

                   (vi) The Trustee shall not be under any obligation to
              exercise any of the trusts or powers vested in it by this
              Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                   (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;
              and

                   (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

               Section 6.03.     Trustee Not Liable for Certificates.

         The Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or
for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

               Section 6.04.     Trustee May Own Certificates.

         The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

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               Section 6.05.     Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be (i) an institution insured by the FDIC and (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

               Section 6.06.     Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master
Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Master Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the
Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued
use of the Trustee would result in a downgrading of the rating by the Rating
Agencies of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Master Servicer.

         (c) The Holders of more than 50% of the Class Principal Amount (or
Class Notional Amount) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee so removed and one copy to the Master Servicer; the
Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.

                                       81

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon payment of all unpaid amounts owed to the Trustee and acceptance of appointment by the successor trustee, as provided in Section 6.07.

               Section 6.07.     Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee. The predecessor trustee (or its custodian) shall deliver to the successor trustee (or assign to the successor trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this
Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance by a successor trustee of appointment as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the predecessor trustee.

               Section 6.08.     Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the
Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

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               Section 6.09.     Appointment of Co-Trustee, Separate Trustee or
                                 Custodian.

         (a) Notwithstanding any other provisions hereof, at any time, the
Trustee, the Depositor or the Certificateholders evidencing more than 50% of the
Class Principal Amount (or Class Notional Amount) of each Class of Certificates shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the
Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the
Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage
Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust
Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all powers, duties, obligations and rights conferred upon the
         Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

              (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian; (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

              (iv) the Trustee or the Certificateholders evidencing more than
         50% of the Aggregate Voting Interests of the Certificates may at any
         time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this
         Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each

                                       83

of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.
Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any separate trustee, co-trustee or custodian. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trust Fund shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

               Section 6.10.     Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating
Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the
Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent
must be a corporation organized and doing business under the laws of the United
States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                                       84

         (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee and the Depositor.
The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of
Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No
Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the
Trustee, it shall be a reimbursable expense to the extent provided in Section
6.12.

               Section 6.11.     Indemnification of Trustee.

         The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee's duties hereunder or under any Servicing Agreement or Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

              (i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;
         provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor, the Master
         Servicer and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 6.11;

              (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

              (iii) notwithstanding anything to the contrary in this Section
         6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the
         Depositor, which consent shall not be unreasonably withheld; and

              (iv) any such loss, liability or expense indemnified by the Trust
         Fund must constitute an "unanticipated expense" within the meaning of
         Treasury Regulations Section 1.860G-1(b)(3)(ii).

                                       85

        The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

               Section 6.12.     Compensation of the Trustee.

         The Trustee shall be entitled to (i) receive, and is authorized to pay to itself the amount of income or gain earned from the investment of funds in the Certificate Account and (ii) reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except for any expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). The Custodians shall be compensated as separately agreed with the Depositor (or its affiliates).

               Section 6.13.     Collection of Monies.

         Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this
Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the
Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

               Section 6.14.     Events of Default; Trustee To Act; Appointment
                                 of Successor.

         (a) The occurrence of any one or more of the following events shall constitute an "Event of Default:"

              (i) Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in
         Section 4.03(a) which continues unremedied for a period of two (2)
         Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such
         Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of
         Certificates affected thereby; or

              (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this
         Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of a failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee, or to such Master Servicer and the Trustee by the Holders of not less than

                                       86

         25% of the Class Principal Amount (or Class Notional Amount) of each
         Class of Certificates affected thereby; or

              (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

              (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

              (v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

              (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof;
         or

              (vii) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the
         Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer
         and the Trustee by the Holders of not less than 25% of the Class
         Principal Amount of each Class of Certificates; or

              (viii) A sale or pledge of the any of the rights of the Master
         Servicer hereunder or an assignment of this Agreement by the Master
         Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and
         Certificateholders holding more than 50% of the Class Principal Amount
         (or Class Notional Amount) of each Class of Certificates; or

              (ix) The Master Servicer has notice or actual knowledge that any
         Servicer at any time is not either an FNMA- or FHLMC-approved
         Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing
         Agreement and replaced such Servicer with an FNMA- or FHLMC-

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         approved servicer within 60 days of the date the Master Servicer receives such notice or actual knowledge; or

              (x) Any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of
         Certificateholders under the terms of this Agreement, including any
         Advance, on any Deposit Date, which such failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the
         Trustee.

         If an Event of Default described in clauses (i) through (ix) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by
Certificateholders evidencing more than 50% of the Class Principal Amount (or
Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the
Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the
Master Servicer, and only in its capacity as Master Servicer under this
Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust
Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master
Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing

                                       88

data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the
Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the
Certificate Account pursuant to Section 4.04; provided that the terminated
Master Servicer shall reimburse the Trust for any such expense incurred by the
Trust Fund.

         Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi), (viii),
(ix) and (x) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

         If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify the Rating
Agencies of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon such Master
Servicer's failure to remit funds to it by 12:00 p.m. (New York time) on the
Deposit Date.

         (b) Within 90 days of the Master Servicer receiving a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receiving the resignation of the Master Servicer evidenced by an Opinion of
Counsel pursuant to Section 9.28 the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master
Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Trustee's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination within a period not to exceed 90 days after the issuance of any notice of termination pursuant to Section 6.14(a) or
Section 9.28 and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the
Trustee shall be entitled to receive all compensation payable to the Master
Servicer under this Agreement, including the Master Servicing Fee.

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint a successor Master Servicer or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master
Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the
Trustee as a successor master servicer may be an Affiliate of the Trustee,

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provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer or the
Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee, and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying
Mortgagors of the assignment of the master servicing functions and providing the
Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection
Account and any other account or fund maintained with respect to the
Certificates or thereafter be received with respect to the Mortgage Loans.
Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or
(iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

               Section 6.15.     Additional Remedies of Trustee Upon Event of
                                 Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

               Section 6.16.     Waiver of Defaults.

         35% or more of the Aggregate Voting Interests of Certificateholders may
waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account

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that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this
Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

               Section 6.17.     Notification to Holders.

         Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to the
Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

               Section 6.18.     Directions by Certificateholders and Duties of
                                 Trustee During Event of Default.

         Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the
Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

               Section 6.19.     Action Upon Certain Failures of the Master
                                 Servicer and Upon Event of Default.

         In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a
Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any

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failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Master Servicer or a Certificateholder.

               Section 6.20.     Preparation of Tax Returns and Other Reports.

         (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the U.S.
Securities and Exchange Commission (the "Commission") as in effect from time to time (the "Rules")) following each Distribution Date, the Trustee shall, in accordance with industry standards and the Rules, prepare and file with the
Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a
Form 8-K (or such other form as is prescribed by the Rules) that includes (i) a copy of the statement to the Certificateholders for such Distribution Date and
(ii) such other information as is required by the Rules and available to the
Trustee in a format compatible with Edgar filing requirements. Prior to January
30 in the first year as to which it has received prior instructions from the
Depositor to do so, the Trustee shall, in accordance with industry standards, prepare and file a Form 15 Suspension Notification with respect to the Trust
Fund, if applicable. If so directed by the Depositor, the Trustee shall, at monthly intervals or such other less frequent intervals as are specified by the
Depositor, file with the Commission via EDGAR pursuant to Rule 424 under the Act
(provided that such documents or other information (other than the statement to
Certificateholders) are furnished by the Depositor to the Trustee in a format compatible with Edgar filing requirements) a prospectus supplement prepared by the Depositor that includes (i) a cover page in the form provided by the
Depositor, (ii) a copy of the statement to the Certificateholders for the most recent Distribution Date, and (iii) such other information as is provided by the
Depositor. Prior to March 30, 2005 and, unless and until a Form 15 Suspension
Notification shall have been filed, on or prior to March 30 of each year thereafter, the Trustee shall file (but will not execute) a Form 10-K, in substance conforming to industry standards and complying with the Rules, with respect to the Trust Fund. The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the "Form 10-K Certification") signed by an appropriate party or parties (which Form 10-K Certification the Trustee shall not be required to prepare or sign) and such other information as is required by the Rules. The
Trustee shall promptly send copies of each periodic report filed on Form 8-K or other applicable form, each annual report on Form 10-K, and each Form 15
Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to McKee Nelson LLP and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of McKee Nelson LLP and the
Depositor, respectively and (ii) to McKee Nelson LLP at 1919 M Street, N.W.,
Washington, D.C. 20036, and to the Depositor at the address specified in Section
11.07, in each case to the attention of a designated contact specified by each of McKee Nelson LLP and the Depositor, respectively. The Trustee shall have no liability for any delay in filing the Form 10-K or Form 10-K Certification due to the failure of any party to sign such Form 10-K or Form 10-K Certification.
The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K (or other applicable form for filing of periodic reports) and, if applicable, each prospectus supplement to be filed pursuant to
Rule 424, on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney or (ii) the termination of the
Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request,

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such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The
Trustee shall have no responsibility to file any items other than those specified in this Section 6.20(a).

         (b) If so requested, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Person(s) signing the
Form 10-K Certification regarding certain aspects of such Form 10-K
Certification (provided, however, that the Trustee shall not be required to undertake an analysis of, and shall have no responsibility for, any financial information, accountant's report, certification or other matter contained therein, except for computations performed by the Trustee and reflected in distribution reports), which certification shall be delivered to such Person(s)
not later than five Business Days prior to the date on which the Form 10-K is required to be filed with the Commission.

         (c) If so requested, the Master Servicer shall sign a certification for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the
Master Servicer shall not be required to undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K).

         (d) Each person (including their officers or directors) that signs any
Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person's own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

               Section 6.21.     Reporting Requirements of the Commission.

         The Trustee and the Master Servicer shall reasonably cooperate with the
Depositor and its counsel to enter into such amendments or modifications to the
Agreement as may be necessary to comply with the Rules and any interpretation thereof by the staff of the Commission, subject to the provisions of Section
11.03 hereof.

                                  ARTICLE VII

                            PURCHASE AND TERMINATION
                                OF THE TRUST FUND

               Section 7.01.     Termination of Trust Fund Upon Repurchase or
                                 Liquidation of All Mortgage Loans.

         (a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the
Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14), shall terminate on the

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earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b);
provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof or beyond the Latest
Possible Maturity Date. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

On any Distribution Date occurring after the date on which the aggregate
Scheduled Principal Balance of the Mortgage Loans is less than 10% of the
Cut-off Date Aggregate Principal Balance, the Master Servicer, with the prior written consent of the Seller (which consent shall not be unreasonably withheld), may, upon written direction to the Trustee (delivered no later than
30 days prior to the anticipated sale date), cause (i) the Trustee to sell (or arrange for the sale of) the assets of the Trust Fund and (ii) each REMIC included in the Trust Fund to adopt a plan of complete liquidation pursuant to
Section 7.03(a)(i) hereof to sell all of its property. The property of the Trust
Fund shall be sold at a price (the "Termination Price") equal to the sum of :
(i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding such Distribution Date, (ii) the fair market value of any REO Property and any other property held by the Trust Fund, such fair market value to be determined by an appraiser or appraisers appointed by the Master Servicer and reasonably acceptable to the Trustee (reduced, in the case of REO Property, by
(1) reasonably anticipated disposition costs and (2) any amount by which fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) and (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan. The Master Servicer, each Servicer (or the
Trustee, if applicable) shall be reimbursed from the Termination Price for any
Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to the Master
Servicer, the Trustee or the Trustee under this Agreement or the related
Servicing Agreement (or the Trustee hereunder), together with any accrued and unpaid compensation due to the Master Servicer hereunder or the Servicers thereunder, and the Trustee shall be entitled to be reimbursed from the
Termination Price for any related amounts owed to the Trustee to the extent payable under Section 6.11 hereof. The Trustee shall distribute the assets of the Trust Fund on the Distribution Date on which the repurchase occurred.

               Section 7.02.     Procedure Upon Termination of Trust Fund.

         (a) Notice of any termination pursuant to the provisions of Section
7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to
Certificateholders mailed (x) no later than five Business Days after the Trustee has received notice from the Master Servicer of its intent to exercise its right to cause the termination of the Trust Fund pursuant to Section 7.01(b) or (y)
upon the final payment or other liquidation of the last Mortgage Loan or REO
Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all

                                       94

amounts required to be distributed to Certificateholders pursuant to Section
5.02 will be made upon presentation and surrender of the Certificates at the
Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the
Trustee therein specified. The Trustee shall give such notice to the Master
Servicer and the Certificate Registrar at the time such notice is given to
Holders of the Certificates. Upon any such termination, the duties of the
Certificate Registrar with respect to the Certificates shall terminate and the
Trustee shall terminate, or request the Master Servicer to terminate, the
Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their
Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.
If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the
Trustee and not distributed to a Certificateholder due to such
Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury
Regulations Section 1.860G-1(b)(3)(ii)

               Section 7.03.     Additional Trust Fund Termination Requirements.

         (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the Master Servicer), and subsequently receives, an Opinion of
Counsel (at the expense of the Master Servicer), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (i) The Trustee shall sell all of the assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of the
         Trust Fund and each REMIC created hereunder; and

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              (ii) The Trustee shall attach a statement to the final Federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the
         90-day liquidation period for each such REMIC was the date on which the
         Trustee sold the assets of the Trust Fund.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph (a)
above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of each REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

                                  ARTICLE VIII

                          RIGHTS OF CERTIFICATEHOLDERS

               Section 8.01.     Limitation on Rights of Holders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no
Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any
Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class
Principal Amount (or Class Notional Amount) of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the
Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of
Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under

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this Agreement, except in the manner herein provided and for the benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 8.02.     Access to List of Holders.

         (a) If the Trustee is not acting as Certificate Registrar, the
Certificate Registrar shall furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing
Agency, by receiving and holding a Certificate, agrees with the Depositor, the
Master Servicer, the Certificate Registrar and the Trustee that neither the
Depositor, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

               Section 8.03.     Acts of Holders of Certificates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by
Holders or Certificate Owner, if the Holder is a Clearing Agency, may be
embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing;
and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and Master Servicer, if made in the manner provided in this Section. Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

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         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the
Certificate Register, and neither the Trustee, the Master Servicer, nor the
Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future
Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE IX

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                             BY THE MASTER SERVICER

               Section 9.01.     Duties of the Master Servicer.

         The Certificateholders, by their purchase and acceptance of the
Certificates, appoint Aurora Loan Services Inc., as Master Servicer. For and on
behalf of the Depositor, the Trustee and the Certificateholders, the Master
Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the Servicing Agreements.

               Section 9.02.     Master Servicer Fidelity Bond and Master
                                 Servicer Errors and Omissions Insurance Policy.

         (a) The Master Servicer, at its expense, shall maintain in effect a
Fidelity Bond and an Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Errors and
Omissions Insurance Policy and the Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Master Servicer shall (i) require each
Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity
Bond in accordance with the provisions of the applicable Servicing Agreement,
(ii) cause each Servicer to provide to the Master Servicer certificates

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evidencing that such policy and bond is in effect and to furnish to the Master
Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable
Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee upon its request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

         (b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the
Master Servicer Errors and Omissions Insurance Policy and shall furnish to the
Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the
Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master
Servicer under any such bond or policy shall be promptly remitted by the Master
Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

               Section 9.03.     Master Servicer's Financial Statements and
                                 Related Information.

         For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to the last day of February of each year, commencing on February 28, 2005. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

               Section 9.04.     Power to Act; Procedures.

         (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged
Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the

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applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund, the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the
Depositor, the Trustee and the Certificateholders under this Agreement. The
Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any
Servicer, when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the
Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.
Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the
Trustee when the Master Servicer or applicable Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted
Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute, upon request, any powers of attorney furnished to it by the
Master Servicer empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged
Property, and to appeal, prosecute or defend in any court action relating to the
Mortgage Loans or the Mortgaged Property, in accordance with the applicable
Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow each Servicer to service the
Mortgage Loans, in each case in accordance with Accepted Servicing Practices
(and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the
Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

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         (b) In master servicing and administering the Mortgage Loans, the
Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than
120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing
Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause to be made Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any
Mortgage Loan unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a
Prepayment Premium if (a) such Mortgage Loan is in default or default by the related Mortgagor is reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment
Premium and the related Mortgage Loan or (b) if the prepayment is not the result of a refinance by the Servicer or any of its affiliates and (i) such Mortgage
Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) the collection of the Prepayment Premium would be in violation of applicable laws or (iii) the collection of such Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, and (3) the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of
Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed, to the extent it is an unanticipated expense within the meaning of
Treasury Regulation Section 1.860G-1(b)(3)(ii), from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment
Premium under clause (2) above. Notwithstanding anything to the contrary, the
Master Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

               Section 9.05.     Servicing Agreements Between the Master
                                 Servicer and Servicers; Enforcement of
                                 Servicers' Obligations.

         (a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken

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or to be taken by the Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement. Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to the Master Servicer by the applicable Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

         (b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a
Servicer to take any action or refrain from taking any action if the related
Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this
Agreement that requires the Master Servicer to take such action or cause the
Servicer to take such action.

         (c) The Master Servicer, for the benefit of the Trustee and the
Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement and shall, upon its obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance with the related Servicing Agreement, to the extent that the non-performance of any such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or
Certificateholders, terminate the rights and obligations of such Servicer thereunder to the extent and in the manner permitted by the related Servicing
Agreement and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing
Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related
Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage
Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement or (iii) from the Collection Account.

         (d) The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

               Section 9.06.     Collection of Taxes, Assessments and Similar
                                 Items.

         (a) To the extent provided in the applicable Servicing Agreement, the
Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account")
and shall deposit therein any collections of amounts received with respect to amounts due for

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taxes, assessments, water rates, Standard Hazard Insurance Policy premiums or any comparable items for the account of the Mortgagors. Withdrawals from any
Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each
Servicer shall be entitled to all investment income not required to be paid to
Mortgagors on any Escrow Account maintained by such Servicer. The Master
Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard
Insurance Policy premiums or comparable items in connection with the related
Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

         (b) Costs incurred by the Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on the properties subject to the
Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated expenses within the meaning of Treasury
Regulations Section 1.860G-1(b)(3)(ii), extraordinary costs, and not ordinary or routine costs shall be recoverable by the Master Servicer pursuant to Section
4.02(v).

               Section 9.07.     Termination of Servicing Agreements; Successor
                                 Servicers.

         (a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the related
Servicer, the Master Servicer shall either act as Servicer of the related
Mortgage Loans, or enter into a Servicing Agreement with a successor Servicer.

         The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if such
Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the
Master Servicer to service the Mortgage Loans properly and effectively.

         (b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the
Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

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               Section 9.08.     Master Servicer Liable for Enforcement.

         Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing
Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with the Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any
Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

               Section 9.09.     No Contractual Relationship Between Servicers
                                 and Trustee or Depositor.

         Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such
Servicer, the related Seller and the Master Servicer, and except to the extent expressly provided therein the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

               Section 9.10.     Assumption of Servicing Agreement by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this
Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee shall, in accordance with Section 6.14, thereupon assume all of the rights and obligations of such Master Servicer hereunder and enforce the rights under each Servicing Agreement entered into with respect to the Mortgage Loans.
The Trustee, its designee or any successor master servicer appointed by the
Trustee shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

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         (b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer or, at the expense of the
Trust Fund to the extent provided in this Agreement, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

               Section 9.11.     "Due-on-Sale" Clauses; Assumption Agreements.

         (a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged
Property, the Master Servicer shall use its reasonable best efforts to cause the
Servicers to enforce such clauses in accordance with the applicable Servicing
Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable
Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         (b) The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such
Servicer as additional servicing compensation.

               Section 9.12.     Release of Mortgage Files.

         (a) Upon (i) becoming aware of the payment in full of any Mortgage
Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or
(iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the Master Servicer of notification from the applicable Servicer that the Servicer reasonably expects that payment in full will be received promptly, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable
Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage
File. In lieu of sending a hard copy certification of a Servicing Officer, the
Master Servicer may, or may cause the Servicer to, deliver the request for release in a mutually agreeable electronic format. To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage File. The Master
Servicer is authorized, and

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each Servicer, to the extent such authority is delegated to such Servicer by the
Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing
Agreement, the Trustee shall execute such pleadings, request for trustee's sale or other documents as shall be prepared and furnished to the Trustee by the
Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee)
and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a
Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C or in the form annexed to the applicable Custodial Agreement as
Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or applicable Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the
Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the
Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a
Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

               Section 9.13.     Documents, Records and Funds in Possession of
                                 Master Servicer To Be Held for Trustee.

         (a) The Master Servicer shall transmit, or cause the applicable
Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee including notifying the Trustee (or the applicable Custodian) in the event that any Mortgagor of any
Employee Mortgage Loan ceases to be an employee of Lehman Brothers Inc. or its
Affiliates. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master
Servicer or by a Servicer as a Subsequent Recovery, Liquidation Proceeds or
Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Master Servicing Fee and

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other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable
Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the
Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift
Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of
Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage
Loans, whether from the collection of principal and interest payments or from a
Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each
Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such
Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

         (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by such Servicer or the Master Servicer in connection with such Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as a Subsequent Recovery,
Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master
Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage
Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master
Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other laws.

         (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial

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account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

               Section 9.14.     Representations and Warranties of the Master
                                 Servicer.

         (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing
Date that:

              (i) it is validly existing and in good standing under the
         jurisdiction of its formation, and as Master Servicer has full power and authority to transact any and all business contemplated by this
         Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

              (ii) the execution and delivery of this Agreement by the Master
         Servicer and its performance and compliance with the terms of this
         Agreement will not (A) violate the Master Servicer's charter or bylaws,
         (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
         under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master
         Servicer's ability to perform its obligations under this Agreement;

              (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
         rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

              (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

              (v) the Master Servicer is not a party to or bound by any
         agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this

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         Agreement or the performance by the Master Servicer of its obligations under this Agreement;

              (vi) no litigation is pending or, to the best of the Master
         Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

              (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC approved seller/servicer;

              (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master
         Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

              (ix) the consummation of the transactions contemplated by this
         Agreement are in the ordinary course of business of the Master
         Servicer; and

              (x) the Master Servicer has obtained an Errors and Omissions
         Insurance Policy and a Fidelity Bond in accordance with Section 9.02, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this
Agreement. The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the
Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the
Trustee, respecting a breach of the foregoing representations and warranties.
Such indemnification shall survive any termination of the Master Servicer as
Master Servicer hereunder, and any termination of this Agreement.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master
Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

         (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the
Master Servicer and hold it harmless against any

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loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(a)(i)
through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master
Servicer as provided in this Section constitutes the sole remedy of the Master
Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

         Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i)
through (vi) hereof shall accrue upon discovery of such breach by either the
Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

               Section 9.15.     Closing Certificate and Opinion.

         On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Trustee and Lehman Brothers Inc. an Opinion of
Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

               Section 9.16.     Standard Hazard and Flood Insurance Policies.

         For each Mortgage Loan (other than a Cooperative Loan), the Master
Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing
Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's or the Servicer's normal servicing procedures and Accepted Servicing Practices) shall be deposited into the
Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to
Certificateholders and shall be recoverable by the Master Servicer or such
Servicer pursuant to Section 4.02(v).

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               Section 9.17.   Presentment of Claims and Collection of Proceeds.

         The Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance
Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim)
as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the
Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related
Mortgaged Property or released to the Mortgagor in accordance with the Master
Servicer's or the Servicer's normal servicing procedures need not be so deposited (or remitted).

               Section 9.18.     Maintenance of the Primary Mortgage Insurance
                                 Policies.

         (a) The Master Servicer shall not take, or knowingly permit any
Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage
Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing
Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance
Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by applicable law or in accordance with the provisions of this Agreement and the related
Servicing Agreement, as applicable. (b) The Master Servicer agrees to present, or to cause each Servicer to present, on behalf of the Trustee and the
Certificateholders, claims to the insurer under any Primary Mortgage Insurance
Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage
Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

               Section 9.19.     Trustee To Retain Possession of Certain
                                 Insurance Policies and Documents.

         The Trustee (or its custodian, if any, as directed by the Trustee), shall retain possession and custody of the originals of the Primary Mortgage
Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to

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the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or its custodian, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage
File that come into the possession of the Master Servicer from time to time.

               Section 9.20.     Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage
Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master
Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the
Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the
Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master
Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the
Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the
Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through
Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

               Section 9.21.     Compensation to the Master Servicer.

         The Master Servicer shall (i) be entitled, at its election, either (a)
to pay itself the Master Servicing Fee, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the
Collection Account the Master Servicing Fee to the extent permitted by Section
4.02. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage
Loan or other recoveries with respect thereto to the extent permitted in Section
4.02 or (b) to withdraw from the Collection Account it maintains the Master
Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of

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such Liquidation Proceeds or other recoveries, to the extent permitted by
Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any
Prepayment Penalty Amount) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this
Section 9.21 are subject to the provisions of Section 6.14(b).

               Section 9.22.     REO Property.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The
Master Servicer shall use its reasonable best efforts to sell, or, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

         (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

         (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances as well as any unpaid Master Servicing Fees or
Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Master Servicing
Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d) The Liquidation Proceeds from the final disposition of the REO
Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the
Certificate Account on the next succeeding Deposit Date.

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               Section 9.23.     [Reserved]

               Section 9.24.     Reports to the Trustee.

         (a) Not later than 30 days after each Distribution Date, the Master
Servicer shall forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related
Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer to the Depositor, Attention: Contract Finance, and, upon request, any Certificateholders (or by the Trustee at the Master Servicer's
expense if the Master Servicer shall fail to provide such copies (unless (i) the
Master Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

         (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the
Master Servicer in connection with similar transactions, "loan level"
information with respect to the Mortgage Loans as of the related Determination
Date (including information on any Net Prepayment Interest Shortfalls), to the
extent that such information has been provided to the Master Servicer by the
Servicers or by the Depositor.

         (c) All information, reports and statements prepared by the Master
Servicer under this Agreement shall be based on information supplied to the
Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

         (d) The Master Servicer shall provide the Trustee with such information as the Trustee may reasonably request in connection with its responsibilities under Section 10.01 hereof provided that such information is in the possession of the Master Servicer.

               Section 9.25.     Annual Officer's Certificate as to Compliance.

         (a) The Master Servicer shall deliver to the Trustee and the Rating
Agencies no later than five (5) Business Days after March 15th of each year, commencing in March 2005, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31; (i) such
Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this
Agreement; (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention

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of such Servicing Officer to lead such Servicing Officer to believe that any
Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof,
(iv) the Master Servicer has received from each Servicer such Servicer's annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report; and (v) such other additional items as may be required by applicable law or regulation.

         (b) Copies of such statements shall be provided to any
Certificateholder upon request, by the Master Servicer or by the Trustee at the
Master Servicer's expense if the Master Servicer failed to provide such copies
(unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

               Section 9.26.   Annual Independent Accountants' Servicing Report.

         If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the
Depositor on or before the last day of February of each year, commencing on
February 28, 2005, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this
Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for
Mortgage Bankers or such other attestation program as may be required by applicable law or regulation, such firm is of the opinion that the Master
Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

         To the extent that the Master Servicer receives an Annual Independent
Accountant's Servicing Report from any Servicer, the Master Servicer shall forward a copy of such report to the Trustee. If the report is not received from the Servicer, the Trustee may request that the Master Servicer contact the applicable Servicer to obtain such report. Neither the Master Servicer nor the
Trustee will be liable for the failure of a Servicer to provide such report.

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               Section 9.27.     Merger or Consolidation.

         Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any
Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting
Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

               Section 9.28.     Resignation of Master Servicer.

         Except as otherwise provided in Sections 9.27 and 9.29 hereof, the
Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.
Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. In the event such determination of ineligibility of the Master Servicer to continue in the capacity of master servicer is made by the Master Servicer or the Trustee, no such resignation shall become effective until a period of time not to exceed 90 days after the Trustee receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor and the Trustee.

               Section 9.29.     Assignment or Delegation of Duties by the
                                 Master Servicer.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master
Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master
Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained

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or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

               Section 9.30.     Limitation on Liability of the Master Servicer
                                 and Others.

         (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the
Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this
Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

         (c) None of the Master Servicer, the Seller or the Depositor or any of
the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this
Agreement. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller and the Depositor and any
director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any
Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

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               Section 9.31.     Indemnification; Third-Party Claims.

         The Master Servicer agrees to indemnify the Depositor and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor and the Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The
Depositor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage
Loans entitling the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

                                   ARTICLE X

                              REMIC ADMINISTRATION

               Section 10.01.    REMIC and Grantor Trust Administration.

         (a) As set forth in the Preliminary Statement hereto, REMIC status shall be elected in accordance with the REMIC Provisions with respect to each of
REMIC 1, REMIC 2 and the Upper Tier REMIC. The Trustee shall make such elections on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the
Certificates are issued. For the purposes of such elections, each of the REMIC 1
Regular Interests is hereby designated as a regular interest in REMIC 1. Each of the REMIC 2 Regular Interests is hereby designated as a regular interest in
REMIC 2. Each of the REMIC 3 Regular Interests is hereby designated as a regular interest in the Upper Tier REMIC. The Class LT1-R Interest is hereby designated as the sole residual interest in REMIC 1. The Class LT2-R Interest is hereby designated as the sole residual interest in REMIC 2. The REMIC 3 Residual
Interest is hereby designated as the sole residual interest in the Upper Tier
REMIC. The Class R Certificate evidences ownership of the Class LT1-R Interest , the Class LT2-R Interest and the REMIC 3 Residual Interest.

         It is the intention of the parties hereto that the segregated pool of assets consisting of amounts payable in respect of the Class P Certificates constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor
Trust I Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class P
Certificates. The rights of Holders of the Class P Certificates to receive distributions from the proceeds of the Grantor Trust I Assets and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

         It is the intention of the parties hereto that the segregated pool of assets consisting of amounts payable in respect of the Class E Certificates constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the amounts payable in respect of the Class E Certificates and declares that it

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holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class E Certificates. The rights of
Holders of the Class E Certificates to receive distributions from the proceeds of the assets of the grantor trust described in this paragraph and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) is the
"Latest Possible Maturity Date".

         (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC and each Grantor Trust, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC or such Grantor Trust that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties)
are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer).
The Trustee shall be entitled to reimbursement from the Certificate Account of the expenses to the extent (x) provided in clause (i) above and (y) in the case of expenses relating to a REMIC provided for hereunder, such expenses are
"unanticipated expenses" within the meaning of Treasury Regulations Section
1.860G-1(b)(3)(ii).

         (d) The Trustee shall prepare, sign and file, all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The Trustee shall prepare, sign and file all of the tax returns in respect of each Grantor Trust. The Trustee shall comply with such requirement by filing Form 1041. The expenses of preparing and filing such returns shall be borne by the Trustee. If any Disqualified Organization acquires any Ownership
Interest in a Residual Certificate, then the Trustee will upon request provide to the Internal Revenue Service, and to the persons specified in Sections
860E(e)(3) and (6) of the Code, such information as required in Section
860D(a)(6)(B) of the Code needed to compute the tax imposed under Section
860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of providing such information shall be borne by such persons specified in Sections 860E(e)(3) and (6) of the Code.

         (e) The Trustee or its designee shall perform on behalf of each
REMIC and each Grantor Trust all reporting and other tax compliance duties that are the responsibility of such REMIC or such Grantor Trust under the Code, the
REMIC Provisions, or other compliance guidance issued by the Internal Revenue
Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

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         (f) To the extent within their control, the Trustee, the Master
Servicer and the Holders of Certificates shall take any action or cause any
REMIC hereunder to take any action necessary to create to the extent expressly specified herein or maintain the status of such REMIC as a REMIC under the REMIC
Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Master Servicer nor the Holder of any Residual
Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any such REMIC as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an
"Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action)
to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any such REMIC or the assets therein, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this
Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this
Agreement pursuant to instructions given by the Depositor, the Trustee shall sign and file federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust
Fund, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee's possession).
The Trustee shall forward copies to the Depositor of all such returns and Form
1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing. The Trustee shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC
Provisions to be furnished to them, and will prepare and furnish to each
Certificateholder Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

         (h) The Trustee shall prepare and file with the Internal Revenue
Service ("IRS"), on behalf of each of REMIC 1, REMIC 2 and the Upper Tier REMIC, an application on IRS Form SS-4. The Trustee, upon receipt from the IRS of the
Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Master Servicer and the Depositor. The
Trustee will file an IRS Form 8811 for the REMICs created hereunder. The Trustee shall sign such forms referred to in this Section 10.01(h) as may be required under applicable law.

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         (i) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual
Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual
Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

         (j) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (k) No additional contributions of assets shall be made to any
REMIC, except as expressly provided in this Agreement with respect to Qualifying
Substitute Mortgage Loans.

         (l) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (m) Upon the request of any Rating Agency, the Trustee shall deliver to such Rating Agency an Officer's Certificate stating the Trustee's compliance with the provisions of this Section 10.01.

         (n) It is intended that the rights of the Class A2 Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class A3 Certificateholders in favor of the holders of the Class A2 Certificates and such shall be accounted for as property held separate and apart from the Class A2 REMIC Interest held by the holders of the Class A2 Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. The Holders of the Class
A2 Certificates agree, by their acceptance of such Certificates, that they will take tax reporting positions that allocate no more than a nominal value to the right to receive payments in respect of Excess Interest. The Holders of the
Class A3 Certificates agree, by their acceptance of such Certificates, to take tax reporting positions consistent with allocations by the Holders of the Class
A2 Certificates of no more than a nominal value to the right to receive payments in respect of Excess Interest. For information reporting purposes, it will be assumed that such rights have no value. To the extent that the Class A2
Certificates receive payments of Excess Interest, such amounts will be treated for federal income tax purposes as distributed by the Upper Tier REMIC to the
Class A3 Certificates pro rata and then paid to the Class A2 Certificates pursuant to the interest cap agreement. Each holder or beneficial owner of a
Class A2 or Class A3 Certificate, by virtue of its acquisition of such
Certificate or a beneficial interest in such Certificate, agrees to adopt tax reporting positions consistent with the characterization of payments made to the
Class A2 Certificates in respect of Excess Interest as payments in respect of interest rate cap agreements written by the holders of the Class A3
Certificates.

         (o) The parties intend that the portion of the Trust Fund
consisting of the Class A3 REMIC Interest and the obligation of the holders of the Class A3 Certificates to pay amounts of Excess Interest to the holders of the Class A2 Certificates shall be treated as a

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"grantor trust" under the Code up to and including the Distribution Date in the month in which the Minimum Call Price is received, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class A3 Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust as may be applicable under the Code.

         (p) It is intended that, for federal income tax purposes, (i) the initial holders of the Class A2 Certificates will be treated as having granted
(in exchange for a nominal premium), for the benefit of the holders of the Class
A3 Certificates, an option to acquire the Class A2 Certificates at a price equal to the Minimum Call Price; (ii) if the Minimum Call Price is received, (x) the holders of the Class A3 Certificates will be treated as having transferred beneficial ownership of all rights under such Certificates (including the Class
A3 REMIC Interest) to the holders of the Class A2 Certificates, (y) the rights of the holders of the Class A2 Certificates to (1) accrue interest attributable to a rate in excess of 5.36% per annum (i.e., the maximum rate on the Class A2
REMIC Interest) and (2) receive, to the extent provided in Section 5.02 hereof, amounts otherwise distributable to the Class A3 Certificates, shall be treated as attributable to such holders' beneficial ownership of the Class A3 REMIC
Interest. The Trustee shall, and each holder or beneficial owner of a Class A2
Certificate or Class A3 Certificate (by virtue of its acquisition of such
Certificate or a beneficial interest in such Certificate) agrees to, adopt tax reporting positions consistent with such tax treatment.

               Section 10.02.    Prohibited Transactions and Activities.

         None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the
Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this
Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the
Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates other than the Residual Certificate and the Class E Certificates and Class P Certificates
as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

               Section 10.03.    Indemnification with Respect to Certain Taxes
                                 and Loss of REMIC Status.

         In the event that any REMIC created hereunder fails to qualify as a
REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or

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prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the
Trustee shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the
Depositor, or the Holder of such Residual Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such
Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such
Residual Certificate now or hereafter existing at law or in equity.
Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders
(in addition to payment of principal and interest on the Certificates). In addition, the Trustee shall not have any liability for the actions or failure to act of the other.

               Section 10.04.    REO Property.

         (a) Notwithstanding any other provision of this Agreement, the Master
Servicer, acting on behalf of the Trustee hereunder, shall not (except to the extent provided in the applicable Servicing Agreement) permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any
REO Property which might cause such REO Property to fail to qualify as
"foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets"
within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Master Servicer shall make, or shall cause the applicable
Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust Fund unless the
Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable REMIC may hold REO
Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC.
If the Trustee has received such an extension, then (a) the Trustee shall provide a copy of such extension to the Master Servicer and (b) the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee, or the Master Servicer acting on behalf of the
Trustee hereunder, or

                                      123

the applicable Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the
Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO
Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

               Section 11.01.    Binding Nature of Agreement; Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               Section 11.02.    Entire Agreement.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

               Section 11.03.    Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering
Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or
(iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC
Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an
Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any
Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not

                                      124

cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the
Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

         (b) This Agreement may also be amended from time to time by the
Depositor, the Master Servicer and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest)
of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders;
provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a
REMIC or cause a tax to be imposed on such REMIC; and provided, further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii)
reduce the aforesaid percentages of Class Principal Amount (or Percentage
Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the
Class Principal Amount of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related
Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each
Holder, the Depositor and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing
Agreement, the Trustee shall not consent to any amendment of any Servicing
Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

               Section 11.04.    Voting Rights.

         Except to the extent that the consent of all affected
Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate
Principal Amount, Certificates owned by the Depositor, the Master Servicer, the
Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof.

                                      125

               Section 11.05.    Provision of Information.

         (a) For so long as any of the Certificates of any Series or Class are
"restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4)
under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         (b) The Trustee will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Trustee. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor,
Attention: Contract Finance, a copy of the report delivered to
Certificateholders pursuant to Section 4.03.

               Section 11.06.    Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW
PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

               Section 11.07.    Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below
(or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this
Section 11.07): (a) in the case of the Depositor, Structured Asset Securities
Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:
Mark Zusy, (b) in the case of the Trustee, the applicable Corporate Trust Office and (c) in the case of the Master Servicer, Aurora Loan Services Inc., 2530
South Parker Road, Suite 601, Aurora, Colorado 80014; Attention: Master
Servicing, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the

                                      126

time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

               Section 11.08.    Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

               Section 11.09.    Indulgences; No Waivers.

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               Section 11.10.    Headings Not To Affect Interpretation.

         The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

               Section 11.11.    Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 11.14.

               Section 11.12.    Special Notices to the Rating Agencies.

         (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

              (i) any amendment to this Agreement pursuant to Section 11.03;

              (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

              (iii) the occurrence of any Event of Default described in Section
         6.14;

              (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

                                      127

              (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14; and

              (vi) the making of a final payment pursuant to Section 7.02.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                  If to S&P, to:

                  Standard & Poor's Ratings Services
                  55 Water Street, 41st Floor
                  New York, New York 10041
                  Attention:  Residential Mortgage Surveillance

                  If to Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:  Residential Mortgage Surveillance

         (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the
Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

               Section 11.13.    Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

               Section 11.14.    Transfer of Servicing.

         Each Seller agrees that it shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by such
Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing
Agreement; provided, that (i) each Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii)
Lehman Holdings shall be required to provide notice of any transfer of servicing rights by either of them to the other. In addition, the ability of each Seller to transfer or assign its rights and delegate its duties under any Servicing
Agreement (other than a transfer of servicing rights between Lehman Holdings and
Lehman Bank) or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

                                      128

              (i) Such successor servicer must be qualified to service loans for
         FNMA or FHLMC;

              (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

              (iii) Such successor servicer must execute and deliver to the
         Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this
         Agreement, an agreement to add the related Mortgage Loans to the
         Servicing Agreement already in effect with such Servicer;

              (iv) If the successor servicer is not a Servicer of Mortgage Loans at the time of transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

              (v) The related Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the related Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage
         Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the related Seller shall cause the prior
         Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior
         Servicer to deliver to the successor servicer all Mortgage Loan
         Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Master Servicer, all funds held by the applicable Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the related Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such

                                      129

         transfer in such manner and to such extent as the successor servicer may reasonably request.

                                      130

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                     STRUCTURED ASSET SECURITIES
                                       CORPORATION, as Depositor

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     CITIBANK, N.A.,
                                       as Trustee

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     AURORA LOAN SERVICES INC.,
                                      as Master Servicer

                                     By:
                                        ----------------------------------------
                                        Name:  E. Todd Whittemore
                                        Title:  Executive Vice President

Solely for purposes of Section 11.14,
accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:
    ------------------------------------------------
    Name: Joseph J. Kelly
    Title:  Authorized Signatory

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                                      A-1

                                   EXHIBIT B-1

                          FORM OF INITIAL CERTIFICATION

                                                          ------------------
                                                                [Date]

Citibank, N.A.
388 Greenwich Street
14th Floor, New York, New York  10013
Attention: Citibank Agency & Trust (SASCO 2004-22)

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York  10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado  80014

         RE:      Trust Agreement dated as of November 1, 2004 (the "Trust
                  Agreement"), among Structured Asset Securities Corporation, as
                  Depositor, Aurora Loan Services Inc., as Master Servicer, and
                  Citibank, N.A., as Trustee, with respect to Structured Asset
                  Securities Corporation Mortgage Pass-Through Certificates,
                  Series 2004-22

Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the
Trustee, hereby certifies that it has received the documents listed in Section
2.01(b) of the Trust Agreement for each Mortgage File pertaining to each
Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust
Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

                          [Custodian], on behalf of
                          Citibank, N.A.,
                          as Trustee

                          By: ________________________
                              Name:
                              Title:

                                      B-1

                                   EXHIBIT B-2

                          FORM OF INTERIM CERTIFICATION

                                                          ------------------
                                                                [Date]

Citibank, N.A.
388 Greenwich Street
14th Floor, New York, New York  10013
Attention: Citibank Agency & Trust (SASCO 2004-22)

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York  10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado  80014

         RE:      Trust Agreement dated as of November 1, 2004 (the "Trust
                  Agreement"), among Structured Asset Securities Corporation, as
                  Depositor, Aurora Loan Services Inc., as Master Servicer, and
                  Citibank, N.A., as Trustee, with respect to Structured Asset
                  Securities Corporation Mortgage Pass-Through Certificates,
                  Series 2004-22

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage
Loan paid in full or listed on the attachment hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust
Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

                            [Custodian], on behalf of
                            Citibank, N.A.,
                            as Trustee

                            By:_______________________________
                               Name:
                               Title:

                                     B-2-1

                                   EXHIBIT B-3

                           FORM OF FINAL CERTIFICATION

                                                          ------------------
                                                                [Date]

Citibank, N.A.
388 Greenwich Street
14th Floor, New York, New York  10013
Attention: Citibank Agency & Trust (SASCO 2004-22)

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York  10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado  80014

         Re:      Trust Agreement dated as of November 1, 2004 (the "Trust
                  Agreement"), among Structured Asset Securities Corporation, as
                  Depositor, Aurora Loan Services Inc., as Master Servicer, and
                  Citibank, N.A., as Trustee, with respect to Structured Asset
                  Securities Corporation Mortgage Pass-Through Certificates,
                  Series 2004-22

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage
Loan paid in full or listed on the attachment hereto) it has received the applicable documents listed in Section 2.02(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the definition of Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                            [Custodian], on behalf of
                            Citibank, N.A.,
                            as Trustee

                            By:________________________________
                               Name:
                               Title:

                                     B-3-1

                                   EXHIBIT B-4

                               FORM OF ENDORSEMENT

         Pay to the order of Citibank, N.A., as Trustee (the "Trustee") under the Trust Agreement dated as of November 1, 2004, among Structured Asset
Securities Corporation, as Depositor, the Trustee and Aurora Loan Services Inc.,
as Master Servicer, relating to Structured Asset Securities Corporation Mortgage
Pass-Through Certificates, Series 2004-22, without recourse.

                                       --------------------------------------
                                            [current signatory on note]

                                       By:___________________________________
                                          Name:
                                          Title:

                                     B-4-1

                                    EXHIBIT C

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

                                                          ------------------
                                                                [Date]

[Addressed to Trustee
or, if applicable, custodian]

         In connection with the administration of the mortgages held by you as
Trustee under a certain Trust Agreement dated as of November 1, 2004 among
Structured Asset Securities Corporation, as Depositor, Aurora Loan Services
Inc., as Master Servicer, and you, as Trustee (the "Trust Agreement"), the
undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         2. The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

         4. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the
Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         5. Other. (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage
File, except if the Mortgage Loan has

                                      C-1

been paid in full, or repurchased or substituted for a Qualifying Substitute
Mortgage Loan (in which case the Mortgage File will be retained by us permanently).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                        -------------------------------------
                                             [Name of Master Servicer]

                                        By:__________________________________
                                             Name:
                                             Title: Servicing Officer

                                      C-2

                                   EXHIBIT D-1

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF                            )
                                    )  ss.:
COUNTY OF                           )

                  [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1. That he [she] is [title of officer] ________________________ of
[name of Purchaser]_________________________________________ (the "Purchaser"),
a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2. That the Purchaser's Taxpayer Identification Number is
______________.

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended
(the "Code") and will not be a "disqualified organization" as of
__________________ [date of transfer], and that the Purchaser is not acquiring a
Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.

         4. That the Purchaser either (x) is not, and on __________________
[date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Code"),
(collectively, a "Plan") or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited
Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the
Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel satisfactory to the Trustee, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under
Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

         5. That the Purchaser hereby acknowledges that under the terms of the
Trust Agreement (the "Agreement") among Structured Asset Securities Corporation,
Citibank, N.A., as Trustee, and Aurora Loan Services Inc., as Master Servicer,
dated as of November 1, 2004, no

                                     D-1-1

transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Trustee have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual
Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S.
Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively
Connected with the Conduct of a Trade or Business in the United States) or
successor form at the time and in the manner required by the Code. "Non-U.S.
Person" means any person other than (i) a citizen or resident of the United
States; (ii) a corporation (or entity treated as a corporation for tax purposes)
created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;
(iii) a partnership (or entity treated as a partnership for tax purposes)
organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

                                     D-1-2

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any
Residual Certificate to such a "disqualified organization," an agent thereof, a
Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Trustee as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust
Agreement.

         Terms used in this transfer affidavit which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

                                     D-1-3

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its
[title of officer] this _____ day of __________, 20__.

                                         --------------------------------------
                                            [name of Purchaser]

                                         By:___________________________________
                                            Name:
                                            Title:

                  Personally appeared before me the above-named [name of
officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]
_________________ of the Purchaser, and acknowledged to me that he [she]
executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

                  Subscribed and sworn before me this _____ day of __________,
20__.

NOTARY PUBLIC

---------------------------------

COUNTY OF_____________________

STATE OF_______________________

My commission expires the _____ day of __________, 20__.

                                     D-1-4

                                   EXHIBIT D-2

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                          ------------------
                                                                [Date]

                  Re:      Structured Asset Securities Corporation
                           Mortgage Pass-Through Certificates Series 2004-22

                  _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has
no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                           Very truly yours,

                                           -------------------------------
                                           Name:
                                           Title:

                                     D-2-1

                                    EXHIBIT E

                          LIST OF SERVICING AGREEMENTS

         1.       Servicing Agreement dated as of November 1, 2004, among Aurora
                  Loan Services Inc. ("Aurora"), as servicer and as master
                  servicer and Lehman Brothers Holdings Inc. ("Holdings"), as seller.

         2.       Transfer Notice dated November 1, 2004, from Holdings to
                  Colonial Savings, F.A. ("Colonial") and related Correspondent
                  Servicing Agreement dated June 26, 2002, among Colonial,
                  Lehman Brothers Bank, FSB and Aurora.

         3.       Securitization Servicing Agreement, dated as of November 1,
                  2004, between Chase Manhattan Mortgage Corporation, as
                  servicer, and Holdings, as seller, and acknowledged by Aurora, as master servicer, and Citibank, N.A., as trustee.

         4.       Reconstituted Servicing Agreements, dated as of November 1,
                  2004, between First National Bank of Nevada, as servicer, and
                  Holdings, as seller, and acknowledged by Aurora, as master servicer, and Citibank, N.A., as trustee.

         5.       Reconstituted Servicing Agreement, dated as of November 1,
                  2004, between Wachovia Mortgage Corporation, as servicer, and
                  Holdings, as seller, and acknowledged by Aurora, as master servicer, and Citibank, N.A., as trustee.

                                      E-1

                                    EXHIBIT F

                     FORM OF RULE 144A TRANSFER CERTIFICATE

         Re:      Structured Asset Securities Corporation
                  Mortgage Pass-Through Certificates Series 2004-22

                  Reference is hereby made to the Trust Agreement dated as of
November 1, 2004 (the "Trust Agreement") among Structured Asset Securities
Corporation, as Depositor, Citibank, N.A., as Trustee, and Aurora Loan Services
Inc., as Master Servicer. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                  This letter relates to $_________ initial Certificate
Principal Amount of Class Certificates which are held in the form of Definitive
Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

                  In connection with such request, and in respect of such
Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the
Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                           -------------------------------------
                                              [Name of Transferor]

                                           By:__________________________________
                                              Name:
                                              Title:

Dated: __________________, ________

                                      F-1

                                    EXHIBIT G

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR

                                                          ------------------
                                                                [Date]

Dear Sirs:

         In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2004-22 (the "Privately
Offered Certificates") of Structured Asset Securities Corporation (the
"Depositor") which are held in the form of Definitive Certificates, we confirm that:

(1)      We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered
         Certificates or the last day on which such Privately Offered
         Certificates are owned by the Depositor or any affiliate of the
         Depositor (which includes the Placement Agent) we will do so only (A)
         to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule
         144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D)
         to an institutional "accredited investor" within the meaning of Rule
         501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of November 1, 2004 among the Depositor, Citibank, N.A., as
         Trustee (the "Trustee"), and Aurora Loan Services Inc., as Master
         Servicer, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered
         Certificates are restricted as stated herein.

(2)      We understand that, in connection with any proposed resale of any
         Privately Offered Certificates to an Institutional Accredited Investor,
         we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the
         Securities Act. We further understand that the Privately Offered
         Certificates purchased by us will bear a legend to the foregoing effect.

                                      G-1

(3)      We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the
         Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)      We are an Institutional Accredited Investor and we are acquiring the
         Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited
         Investor) as to each of which we exercise sole investment discretion.

(5)      We have received such information as we deem necessary in order to make our investment decision.

(6)      If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

                                      G-2

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            ----------------------------------
                                                 [Purchaser]

                                            By________________________________
                                              Name:
                                              Title:

                                      G-3

                                    EXHIBIT H

                        FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is the ______________________ of (the
"Investor"), a [corporation duly organized] and existing under the laws of
__________, on behalf of which he makes this affidavit.

                  2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), (collectively, a "Plan") or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction
Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel satisfactory to the Trustee, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or
Section 4975 of the Code and will not subject the Trustee, the Depositor or the
Master Servicer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

                  3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities
Corporation, as Depositor, Citibank, N.A., as Trustee, and Aurora Loan Services
Inc., as Master Servicer, dated as of November 1, 2004, no transfer of the
ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

                                      H-1

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.

                                           -------------------------------------
                                                [Investor]

                                           By:__________________________________
                                              Name:
                                              Title:

ATTEST:

---------------------------

STATE OF                        )
                                )  ss.:
COUNTY OF                       )

                  Personally appeared before me the above-named
___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this _____ day of ___________
20___.

                                                 -------------------------------
                                                 NOTARY PUBLIC

                                                 My commission expires the
                                                 ____ day of __________, 20__.

                                      H-2

                                    EXHIBIT I

                            MONTHLY REMITTANCE ADVICE

                                      I-1

                                    EXHIBIT J

                      MONTHLY ELECTRONIC DATA TRANSMISSION

                                      J-1

                                    EXHIBIT K

                              CUSTODIAL AGREEMENTS

1.                Custodial Agreement dated as of November 1, 2004, between
                  LaSalle Bank National Association, as custodian, and Citibank,
                  N.A., as trustee (the "Trustee").

2.                Custodial Agreement dated as of November 1, 2004, between U.S.
                  Bank National Association, as custodian, and the Trustee.

                                      K-1

                                    EXHIBIT L

                                   [RESERVED]

                                      L-1

                                    EXHIBIT M

                                   [RESERVED]

                                      M-1

                                   EXHIBIT N-1

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                 FROM RESTRICTED GLOBAL SECURITY TO REGULATION S
                 GLOBAL SECURITY PURSUANT TO SECTION 3.03(h)(B)

         Re:      Structured Asset Securities Corporation
                  Mortgage Pass-Through Certificates, Series 2004-22

         Reference is hereby made to the Trust Agreement (the "Agreement") among
Structured Asset Securities Corporation, as Depositor, Aurora Loan Services
Inc., as Master Servicer, and Citibank, N.A., as Trustee, dated as of November
1, 2004. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor] (the "Transferor") to effect the transfer of the
Securities in exchange for an equivalent beneficial interest in a Regulation S
Global Security.

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

                  a. the offer of the Securities was not made to a person in the
                  United States;

                  b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

                  c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities
                  Act of 1933, as amended; and

                  e. the transferee is not a U.S. person (as defined in
                  Regulation S).

                                      N-1

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        ----------------------------------------
                                             [Name of Transferor]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Date:                                   ,
     -----------------------------------  ------

                                      N-2

                                   EXHIBIT N-2

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                      FROM REGULATION S GLOBAL SECURITY TO
            RESTRICTED GLOBAL SECURITY PURSUANT TO SECTION 3.03(h)(C)

         Re:      Structured Asset Securities Corporation
                  Mortgage Pass-Through Certificates, Series 2004-22

         Reference is hereby made to the Trust Agreement (the "Agreement") among
Structured Asset Securities Corporation, as Depositor, Aurora Loan Services
Inc., as Master Servicer, and Citibank, N.A., as Trustee, dated as of November
1, 2004. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $___________ aggregate principal amount of
Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]___________________ (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

         In connection with such request, and in respect of such Securities, the
Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the
Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                        ----------------------------------------
                                             [Name of Transferor]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Date:                                   ,
     -----------------------------------  ------

                                     N-2-1

                                    EXHIBIT O

                                   [Reserved]

                                     O-1-1

                                    EXHIBIT P

                                   [Reserved]

                                     P-2-1

                                    EXHIBIT Q

                      FORM CERTIFICATION TO BE PROVIDED TO
                 DEPOSITOR AND/OR MASTER SERVICER BY THE TRUSTEE

Structured Asset Securities Corporation
745 7th Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services Inc.
2350 South Parker Road, Suite 601
Aurora, Colorado 80014

Re:      Structured Asset Securities Corporation
         Mortgage Pass-Through Certificates, Series 2004-22

Reference is made to the Trust Agreement dated as of November 1, 2004 (the
"Trust Agreement"), by and among Citibank, N.A., as trustee (the "Trustee"),
Aurora Loan Services Inc., as master servicer (the "Master Servicer"), and
Structured Asset Securities Corporation, as depositor (the "Depositor"). The
Trustee hereby certifies to the Depositor and the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i)      The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the
                  above-referenced trust;

         (ii)     Based solely upon the information provided to us by the Master
                  Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

         (iii)    Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement is included in these reports.

Date:

                                        Citibank, N.A., as Trustee

                                        By:      ____________________________
                                        Name:    ____________________________
                                        Title:   ____________________________

                                      Q-1

                                   SCHEDULE A

                               ALL MORTGAGE LOANS

                                    Sch A-1